Exhibit 10.14

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Double asterisks denote omissions.

INSTITUT PASTEUR	(1)

and

AMSTERDAM MOLECULAR THERAPEUTICS (AMT) BV	(2)

DEVELOPMENT and MANUFACTURING
AGREEMENT

THIS DEVELOPMENT AND MANUFACTURING AGREEMENT (this “Agreement”) is effective as of January 7th, 2011 (“Effective Date”).

BY AND BETWEEN

ON THE ONE HAND

(1)                                 INSTITUT PASTEUR a non profit private foundation organized under the laws of France with offices at 25-28 rue du Docteur Roux, 75 724 Paris Cedex 15, France, VAT FR 65 775 684 897 (“Institut Pasteur”), acting herein in the name and behalf of the Consortium (“Consortium” and each designated individually as “Consortium Member”) which has been organized under an agreement by and between the following members:

L’INSTITUT NATIONAL DE LA SANTE ET DE LA RECHERCHE MEDICALE, Etablissement Public à caractère Scientifique et Technologique, organized under the laws of France, having its principal offices at 101 rue de Tolbiac, 75013 Paris, (“INSERM),”

INSERM TRANSFERT, Société Anonyme, organized under the laws of France, registered under RCS Paris n° 434 033 619 having its principal offices at 7, rue Watt - 75013 Paris, (“INSERM-TRANSFERT”),

L’ECOLE NATIONALE VETERINAIRE ET DE L’AGROALIMENTAIRE ET DE L’ALIMENTATION DE NANTES ATLANTIQUE, centre d’expérimentation sur l’animal en thérapie génique et cellulaire, organized under the laws of France, having its principal offices at Atlanpole - La Chantrerie - 44 307 NANTES, (“ONIRIS”),

INSTITUT PASTEUR a non profit private foundation organized under the laws of France with offices at 25-28 rue du Docteur Roux, 75 724 Paris Cedex 15, France, VAT FR 65 775 684 897 (“INSTITUT PASTEUR”),

L’ASSOCIATION FRANCHISE CONTRE LES MYOPATHIES, l’Association Française contre les Myopathies, an association governed by the law of July 1, 1907, reconnue d’utilité publique de droit privé, organized and existing under the laws of France, having its principal office at l’lnstitut de Myologie, 47-83 boulevard de l’Hôpital, 75651 Paris Cedex 13, (AFM)

(“the Consortium represented herein by “Institut Pasteur”)]

And

ON THE OTHER HAND

(2)                                 AMSTERDAM MOLECULAR THERAPEUTICS (AMT) BV a company incorporated under the laws of the Netherlands, with offices at P.O.Box 22506 - 1100 DA Amsterdam, The Netherlands, (“AMT”).

(each, a “Party” and together the “Parties”)

BACKGROUND:

(A)                               Sanfilippo Syndrome IIIB (“Sanfilippo B”) is a lysosomal storage disorder caused by a deficiency of the enzyme a-N-acetylglucosaminidase (NaGlu), resulting in a severe degenerative pathology of central nervous system.

(B)                               Institut Pasteur, acting herein in the name and behalf of the Consortium which has been organized to execute a program of research and development relating to Sanfilippo B, according to an agreement by and between INSTITUT PASTEUR, INSERM, INSERM-TRANSFERT, ONIRIS and AFM.  In this context, Institut Pasteur intends to carry out Phase I/II and Phase II/III clinical trials for the gene therapy treatment of Sanfilippo B with Product (as defined below) that has been manufactured by AMT in accordance with AMT’s proprietary manufacturing technology.

(C)                               This Agreements sets out the terms and conditions on which AMT will develop the manufacturing process for the Product and supply one or two clinical Batches to Institut Pasteur.

IT IS NOW AGREED AS FOLLOWS:

1                                         Definitions

1.1                               The following capitalized terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

1.2                               “Acquisition Cost” means the actual price paid by AMT to any Third Party (net of any discounts, rebates, credits or the like) for any Raw Materials, Consumables, Wearables used in the manufacture of the Product under this Agreement, plus [**] percent ([**]%) of such actual price to cover AMT’s acquisition and storage costs for such materials together with all shipping and handling costs and customs duties incurred and paid by AMT to that Third Party in connection with the acquisition of such materials.

1.3                               “Additional Services” means any service that is not contained in this Agreement and that requires a Change Order according to Section 3.6(c) in order to authorize AMT to commence the same or any service specifically identified as an Additional Service in this Agreement, for which the Parties will determine in good faith the amount to be paid for the performance of such Additional Services according to the prices specified in Exhibit A.

1.4                               “Affiliate” means, with respect to either Party, any other corporation or business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party.  For purposes of this definition, the term “control” means direct or indirect ownership of more than fifty percent (50%) of the securities or other ownership interests representing the equity voting stock or general partnership or membership interest of such entity or the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

1.5                               “AMT Confidential Information” means the MPR, the Batch Disposition Documentation, any Manufacturing Documentation, the Manufacturing Information, the AMT Background Information and all elements of the Manufacturing Process provided from time to time by AMT to Institut Pasteur together with all technical and other information, whether patented or unpatented, relating to the AMT Facility and/or AMT processes, methods, operations, technologies, forecasts and business information and all other data and information that is disclosed or supplied to, or used on behalf of, Institut Pasteur by AMT pursuant to this Agreement, or of which Institut Pasteur may become aware through the presence of its employees or agents at AMT offices or at the AMT Facility, including, without limitation, trade secrets, know-how, processes, concepts, experimental methods and results and business and scientific plans and information and facility layout.  All portions of documents and records describing or relating to AMT Intellectual Property shall be deemed to be AMT Confidential Information.

1.6                               “AMT Facility” means the facilities operated by AMT at Meibergdreef 45 and 61, 1105 BA Amsterdam, The Netherlands.

1.7                               “AMT Background Information” means all technical know-how and information known to AMT and all AMT Intellectual Property (including all AMT Confidential Information) (a) which is incorporated into the Manufacturing Process, or (b) that is necessary to the practice of the Manufacturing Process and/or for the utilisation of the Deliverables.

1.8                               “Batch” means a specific quantity of Product or other material produced from a single Run.

1.9                               “Batch Disposition Documentation” means the following documentation associated with the production and testing of a given Clinical Batch: batch production records, Release Statements, the Certificate of Analysis and the Certificate of Compliance.  Such documentation shall be deemed to be AMT Confidential Information disclosed to Institut Pasteur pursuant to Section 17, except under the provisions of Sections 11.8 and 14.3.

1.10                        “Certificate of Analysis” means a document prepared by AMT listing in relation to each Batch the tests performed by AMT or approved Subcontractors, the specifications and test outcomes.

1.11                        “Certificate of Compliance” means a document prepared by AMT:  (i) listing the manufacturing date, unique Batch number, and quantity of Product in such Batch, (ii) certifying that such Batch was manufactured in accordance with the Master Production Record and cGMP and (iii) certifying that all Investigative and Corrective Action Reports are completed and approved.  The Parties shall from time to time agree upon a format or formats for the Certificate of Compliance to be used under this Agreement.

1.12                        “cGMP” means the regulatory requirements for current good manufacturing practices in EC Directives 2003/94/EC and 2005/28/EC, as applicable to the responsibilities specified in the Quality Agreement, the agreed upon Project Plan or this Agreement, as well as any applicable ICH (International conference on harmonization) guidelines, as well as any additional regulatory agency requirements needed to seek registration in the EU, such as Part II of Volume IV of the EU Guide to Good Manufacturing Practice, as any of the foregoing may be amended from time to time and anything which replaces or supersedes the same from time to time.

1.13                        “Change Order” means a document mutually approved in writing by both Parties in accordance with the procedures set forth in Section 3.6 that describes in detail an amendment or modification to the Project and/or the Project Plan.

1.14                        “Clinical Batch” means a Batch product from a Clinical Run.

1.15                        “Clinical Run” means a Run manufactured in accordance with the Master Production Record and cGMP and used to create Product for use in human clinical trials.

1.16                        “Confidential Information” means Institut Pasteur Confidential Information and/or AMT Confidential Information, as the context requires.

1.17                        “Conforming Product” means Product that conforms to all of the warranties set forth in Section 15.2(c).

1.18                        “Consumable” means all bags, liners, filters, membranes and other single use or regularly replaced materials that are required to perform the Manufacturing Process (excluding Raw Materials and Wearables) in accordance with this Agreement.

1.19                        “Deliverables” means all or any of the deliverables set out in Exhibit A and “Deliverable” has a cognate meaning.

1.20                        “Delivery Dates” means the dates under which the Deliverables have to be transmit to Institut Pasteur according to the Exhibit A.

1.21                        “Development Batch” means a Batch produced from a Development Run.

1.22                        “Development Run” means a Run performed in accordance with the Master Production Record and any approved validation protocol(s) to confirm and/or to document the operability and reproducibility of the Manufacturing Process at the AMT Facility.

1.23                        “EMA” means the European Medicines Agency or any successor agency thereto or replacement thereof, whether in whole or in part.

1.24                        “Governmental Authority” means any national, multi-national, regional, state or local regulatory agency, department, bureau, or other governmental entity.

1.25                        “Institut Pasteur Background Information” means all technical know-how and information known to Institut Pasteur and all Institut Pasteur Intellectual Property (including all Institut Pasteur Confidential Information) and in particular any and all scientific, technical or test data including research data, clinical pharmacology data, chemistry, manufacturing and control data (analytical and quality control data, stability data), preclinical data and clinical data relating to the Product.

1.26                        “Institut Pasteur Change Request” means a AMT document used to accomplish amendments and modifications to documents which are part of AMT’s cGMP document system, including but not limited to MPRs, standard operating procedures and Materials Specifications.

1.27                        “Institut Pasteur Confidential Information” means any clinical data and information, business plans, regulatory and Product strategies and all technical and other information, whether patented or unpatented, relating to Institut Pasteur processes, test methods, operations, technologies, formulations, forecasts and business information, Institut Pasteur Background Information and all other data and information that is disclosed or supplied to AMT by or on behalf of Institut Pasteur pursuant to this Agreement, and/or that is produced by AMT for the Institut Pasteur in the performance of this Agreement.

1.28                        “Intellectual Property” means all Patents, copyrights, rights in and to databases, rights in and to trade secrets and know-how and all other intellectual property rights that are owned or controlled by a Party, including all applications and registrations with respect thereto, and all rights to apply for the same, in each case subsisting at any time anywhere in the world.  For purposes of this Section 1.30, “controlled by” means possession of the any and all rights to grant a license or sublicense.

1.29                        “Investigative and Corrective Action Reports” or “ICAR” means the document that is used to record the investigation of, as well as the review and disposition of, a failure related to a cGMP manufacturing process or system.

1.30                        “Manufacturing Documentation” means all documents and records describing or otherwise related to the Manufacturing Process, other than those embodied in the Master Production Record.

1.31                        “Manufacturing Process” means the production process for the manufacture of Product developed by AMT pursuant to this Agreement.

1.32                        “Master Production Record” or “MPR” means the document, proposed by AMT and subsequently approved in writing by Institut Pasteur.  The AMT proposed document, or revisions thereto, will be approved by signature and dating by at least one representative of AMT’s quality unit and will be prepared in accordance with Section 6.41 of Volume 4 of the “EU Guidelines to Good Manufacturing Practice, Medicinal Products for Human and Veterinary Use, Part II, Basic Requirements for Active Substances used as Starting Materials”, and which specifies:

(a)                                 The name of the Product being manufactured and an identifying document reference code; and

(b)                                 A complete list of raw materials and intermediates designated by names or codes sufficiently specific to identify any special quality characteristics; and

(c)                                  A complete set of raw material specifications listing specific methods used for confirming compliance with specification; and

(d)                                 A complete list of resin, filtration membranes, filter cartridges etc., designated by names or codes sufficiently specific to identify manufacturer, type and/or model, as appropriate; and

(e)                                  An accurate statement of the quantity or ratio of each raw material or intermediate to be used, including the unit of measure.  Where the quantity is not fixed, the calculation for each batch size or rate of production should be included.  Variations to quantities will be included where justified; and

(f)                                   The production location(s) and production equipment to be used, including the;

(i)            The unique identification number of the production location(s) (for example - suite/room numbers, laminar flow cabinets etc.); and

(ii)           The unique identification number of each production piece of equipment to be used; and

(iii)          Confirmation of the production equipment’s approved calibration status; and

(g)                                  Detailed production instructions, including the:

(i)            Sequences to be followed; and

(ii)           Initial process set-point and acceptable operating ranges of all processing parameters to be used; and

(iii)          Sampling instructions for in-process control samples, in-process control methods with their acceptance criteria where appropriate; and

(iv)          Time limits for completion of individual processing steps, hold times and/or the total process time limit, where appropriate; and

(h)                                 Detailed finished Product Release Specification testing instructions, including the:

(i)            Sampling instructions and Release Testing Specifications indicating the release acceptance criteria; and

(ii)           Release Testing methods; and

(i)            Where appropriate, special notations and precautions to be followed, or cross references to these; and

(j)                                    Instructions for the storage of the Product and isolated intermediate products (for example - Inclusion Bodies) to assure their suitability for use, including the labelling and packaging materials and special storage conditions with time limits and hold times, where appropriate.

1.33                        “Material Safety Data Sheet” means a data sheet which contains information on the chemical, physical, and toxicological properties of a potentially hazardous product and recommendations for proper handling, storage, disposal, and emergency response.

1.34                        “Materials Specification” or “MS” means a document detailing the specifications for each Raw Material or Consumable, each as mutually approved by the Parties in writing.

1.35                        “NDA” means a new drug application for the Product, or any equivalent filing thereto, including, without limitation, a biologies license application filed with the FDA, a marketing authorization application filed with the EMA, or any equivalent application filed with Health Canada, and any supplements or amendments to any of the foregoing.  The NDA shall also include equivalent filings in such other jurisdictions as the parties mutually agree upon in writing pursuant to a Change Order.

1.36                        “Non-Conforming Product” means Product that fails to conform to all of the warranties set forth in Section 15.2(c) and “Non-Conformity” shall have a cognate meaning.

1.37                        “Patents” shall mean, with respect to an invention, any patent or patent application, and any patent issuing therefrom, together with any extensions, reissues, reexaminations, substitutions, renewals, divisions, continuations and continuations-in-part thereof, and any patent or patent application claiming priority from any application in common with any such patent containing a disclosure substantially similar to that of any such patent, all to the extent the foregoing contain claims covering such invention.

1.38                        “Pre-Process Development” shall mean tasks associated with defining ranges, conditions and criteria to be used in Process Development.

1.39                        “Process Development” shall mean the demonstration, through Development Runs, that the Manufacturing Process is operable as defined.

1.40                        “Product” means the AAV5 vector-based gene a-N-acetylglucosaminidase (NaGlu) therapy for the treatment of Sanfilippo B disease

1.41                        “Project” means the full range of manufacturing and other services to be provided by AMT under this Agreement.

1.42                        “Project Plan” means the scope of work for development and manufacturing and overall project scope, together with the allocated costs payable by Institut Pasteur attached as Exhibit A hereto and hereby incorporated into this Agreement, as may be updated from time to time by the Parties mutually agreeing in writing to adopt a revised version.

1.43                        “Quality Agreement” means the quality criteria to be agreed between the Parties which, when executed by the Parties, shall be incorporated into this Agreement as an Exhibit C.  The Quality Agreement shall not be an Additional Service.

1.44                        “Quality Review and Approval” means AMT’s review and approval in accordance with cGMP, by AMT’s quality assurance department, of a Batch and the associated Batch Disposition Documentation.

1.45                        “Raw Material” means all ingredients, solvents and other components of the Product in the amounts required to perform the Manufacturing Process (excluding any Consumables and Wearables) in accordance with this Agreement.

1.46                        “Reference Materials” means Product that is generated from a Run that is well characterized, packaged and stored in a controlled manner, and used as a standard or reference for analytical testing purposes.

1.47                        “Regulatory Authority” means any or all of the FDA, the EMA and/or Health Canada and any body or bodies which may replace or supersede the same from time to time whether in whole or in part.  “Regulatory Authority” shall also include equivalent bodies in such other jurisdictions as the parties mutually agree upon in writing pursuant to a Change Order.

1.48                        “Regulatory Filing” means any or all applications, submitted to Regulatory Authorities for the purpose of registering the Product or the Manufacturing Process as required by statute, and any amendments or supplements thereto, and any other filings required by the Regulatory Authorities relating to the manufacture, testing, sale or distribution of the Product, including, without limitation, an NDA.

1.49                        “Release Specification” means in respect of the Product, the document to be agreed by the Parties listing tests to be performed by AMT or approved Subcontractors and the acceptance criteria for these tests such criteria to be based on the “Tentative Acceptance Criteria” set out in Exhibit A.

1.50                        “Release Statements” means a document prepared by AMT that provides confirmation that Product has met its assigned Release Specification(s).

1.51                        “Results” means know-how, ideas, results, concepts, materials, works, inventions and discoveries that are made, conceived, reduced to practice or developed in the course of performing under or resulting from this Agreement by AMT or its employees, Sub-contractors or agents, but expressly excluding the Institut Pasteur Background Information, the Institut Pasteur Intellectual Property, the AMT Background Information and the AMT Intellectual Property.

1.52                        “Run” means a single complete operation of all, or a discrete portion of, the Manufacturing Process at the AMT Facility.

1.53                        “Shipping Guidelines” means AMT’s written procedures, as approved by Institut Pasteur in writing, that describe the methods of packaging, preserving, monitoring and shipping, any and all Institut Pasteur property, including the Product.

1.54                        “Storage Guidelines” means AMT’s procedures, as approved by Institut Pasteur in writing, that describe the methods of packaging, preserving, monitoring and storing any and all Institut Pasteur property, including the Product.

1.55                        “Subcontractor” means any Third Party that AMT contracts with to perform any services or meet any obligations that are required under the terms and conditions of this Agreement.

1.56                        “Third Party” means any person other than Institut Pasteur (and consequently any person other than the membres of the Consortium : INSERM, INSERM-TRANSFERT, ONIRIS, AFM) or AMT.  Genethon is a Third Party.

1.57                        “Waste” shall mean any waste material, pollutant and/or contaminant of any kind including, without limitation, any routine process waste or any by-product arising from any activities conducted pursuant to this Agreement.

1.58                        “Wearables” means any non-sterile coverings or protective gear used by AMT employees or agents in the course of the performing the development and manufacturing services hereunder, including without limitation gloves, coveralls, booties, eye shields and the like.

1.59                        “Working Day” means any day on which clearing banks are open for business in the Netherlands and France provided that any reference to a “day” shall be a calendar day.

1.60                        Each of the following definitions are found in the body of this Agreement, or elsewhere, as indicated below:

Defined Term	Section
Agreement	Preamble
Institut Pasteur	Preamble
AMT	Preamble
Delivery Sample	15.3(a)
Development	2.1

Disputed Matter	21.1
Effective Date	Preamble
Executive Oversight Committee or EOC	3.2
Expert Determination	13.2
Force Majeure Event	20.1
Manufacturing Information	11.8
Notified Party	17.6.1
Notifying Party	17.6.1
Parties	Preamble
Party	Preamble
Patent Claim	14.5
Project Manager	3.2
Referral Notice	21.2
Registration	11.1
Replacement Product	13.3
Term	19.1

2                                         Development and Manufacture; Purchase; Property Decisions

2.1                               Process Development and Assay Development.  Subject to the terms and conditions set forth in this Agreement, during the Term, Institut Pasteur hereby retains AMT to, and AMT shall use commercially reasonable efforts, to perform the Process Development and Assay Development (together, the “Development”) of the Manufacturing Process in accordance with this Agreement and Exhibit A, at the AMT Facility, and Institut Pasteur shall pay AMT for such Development work, all in accordance with this Agreement as set out in the Project Plan.  Institut Pasteur shall pay AMT for such Development services in accordance with Exhibit A and Article 8.

2.2                               AMT shall carry out the Development as defined in the Project Plan with reasonable skill and care and no less than the level of skill and care to be reasonably expected of a provider of such services, and in compliance with all applicable laws and regulations including cGMP (if applicable).  For the avoidance of doubt, it shall not be considered a breach of this Agreement by AMT if any objective of the Project Plan is not achieved:

(a)                                 so long as AMT uses commercially reasonable efforts to perform its obligations; or

(b)                                 in relation to all stages of the Project Plan, due to delay caused or contributed to by Institut Pasteur.

2.3                               The Parties acknowledge that, having regard to the fact that the work to be performed hereunder is by its nature developmental, AMT does not guarantee to Institut Pasteur the achievement of a successful outcome for the objectives under the Project Plan, but will use commercially reasonable efforts to carry out such stages of the Project Plan and to ensure timely success.

2.4                               Manufacture.  Subject to the terms and conditions, AMT shall use commercially reasonable efforts to meet the agreed estimated timelines and Delivery Dates set forth in the Project Plan and shall manufacture the Clinical Batches within the scope of the Project Plan with reasonable skill and care and no less than the level of skill and care to be reasonably expected of a provider of such services, and in compliance with all applicable laws and regulations including cGMP (if applicable).  Institut Pasteur shall purchase such Clinical Batches from AMT in accordance with Exhibit A and Article 8.

2.5                               All right, title and interest on any and all works performed under this Agreement, and in particular the Clinical Batches and Results, to the exclusion of the Manufacturing Process, shall be owned by the Institut Pasteur upon payment for such works under Article 8.

2.6                               The steps of the Project Plan which shall be subject to go/no go decisions from Institut Pasteur, and in particular after the completion of each Batch are described in Section 3 and Exhibit A.

3                                         Project Plan; Project Management

3.1                               Project Plan.  In order to enable the Parties to fulfill their respective obligations under this Agreement, AMT shall implement and perform its obligations as set out in the Project Plan.  The Project Plan may be amended by agreement of the Parties in accordance with Section 3.6.  Adherence to the Delivery Dates set out in the Project Plan is contingent in part on each Party’s reasonably expedient turnaround of document reviews and approvals where such review and approval is necessary.

3.2                               Project Management; Appointments.  The day-to-day interactions and management with respect to the Project will be performed by two project managers, one appointed by each Party and each one having the authority to manage the Project in conjunction with the other project manager and to further the aims of the Parties day-to-day (each, a “Project Manager”).  As part of their duties, the Project Managers shall be responsible for monitoring and revising the Project Plan (in accordance with the procedures set forth in Section 3.6), establishing operating guidelines for the Project, defining communication formats, forming and approving Project teams and monitoring the general progress of the Project.  The Project Managers shall be appointed by each respective Party no later than [**] days following the Effective Date.  AMT shall not remove or replace its Project Manager, except where such person has left the employment, where such Person has taken a leave of absence, where such Person is out on disability or sick leave for more than a [**]-week period, or if institut Pasteur agrees in writing to such removal or replacement, without giving not less than [**] days notice in writing to AMT and subject to same skills.

3.3                               Follow up meeting.  The Project Managers shall meet regularly to discuss any issues, problems or other matters, and as much as necessary but at least [**] times per year.

3.4                               The Parties shall appoint a committee in charge in particular of any Go/No Go decisions.  The committee shall be composed of members of both Parties, and shall meet regularly, at least [**] a year, and shall draft minutes of its meeting.  This committee shall take the Go/No Go decisions of any [major steps] of the services performed under this Agreement.  The decisions shall be taken by the committee, provided however that the final decision shall be taken by [**].  The committee may assign an expert in order to answer any questions relating to the services performed under this Agreement.

3.5                               The Project Managers will prepare minutes of the meeting within [**] Working Days of the meeting and distribute these minutes to the Parties for review and approval.  Either AMT or Institut Pasteur shall be deemed to approve such minutes if it does not object to them within [**] Working Days of submission of the relevant minutes.  In case of any problems, the management of each Party shall be consulted.

3.6                               Project Changes.

(a)                                 Project Plan Changes.  If at any time either Party is of the reasonable opinion that the Project Plan requires updating (otherwise than as a consequence of any breach of this Agreement by either Party), then such Party shall notify immediately in writing the other Party.  The Parties shall discuss and agree in good faith as soon as practicable, but in any event within [**] Working Days after receipt of such notice a revised Project Plan signed on behalf of each of the Parties.  Upon execution of the new Project Plan described above, the new timelines set forth therein shall govern.

(b)                                 AMT Initiated Changes.  Before AMT may amend the Project Plan, AMT shall prepare a Change Order describing in detail the nature of such change(s), and propose such Change Order to Institut Pasteur for Institut Pasteur’s review and written approval.  All approved Change Orders shall be approved by each Party only by signature by the Project Manager of each Party or by such other authorized representatives of AMT and Institut Pasteur that the Project Managers may designate in writing to the other Party.  If any changes contemplated by a Change Order will have a financial or other impact on the Project, AMT shall provide Institut Pasteur with a written description of such impact in the Change Order.  If Institut Pasteur approves the Change Order, Institut Pasteur shall pay AMT any additional charges as detailed in the Change Order.  Any such charge increase shall be priced on a milestone or time and materials basis, as mutually agreed upon by the Parties.  Upon AMT and Institut Pasteur’s approval of the Change Order, this Agreement shall be deemed amended in accordance with such Change Order.

(c)                                  Institut Pasteur Initiated Changes.  Institut Pasteur shall have the right to request relevant modifications to the Project and/or the Project Plan by providing notice thereof to AMT.  Upon receipt of such notice, AMT shall generate a Change Order in accordance with the process described in Section 3.5(b), and submit such Change Order to Institut Pasteur for Institut Pasteur’s review and approval.  If Institut Pasteur approves the Change Order in accordance with Section 3.5(b), Institut Pasteur shall pay AMT any additional charges as detailed in the Change Order.  Upon Institut Pasteur’s approval of such Change Order, this Agreement shall be deemed amended in accordance with such Change Order.

4                                         Manufacturing and Processing Activities

4.1                               Quality Agreement.  The Quality Agreement shall be agreed and executed within [**] months following the Effective Date and shall specify certain testing, storage, release, cGMP, regulatory and other quality assurance requirements relating to manufacture and shipment of Product by AMT under this Agreement.  AMT shall comply with the Quality Agreement at all times in carrying out its obligations under this Agreement.

4.2                               AMT Facility.  All Products to be manufactured for Institut Pasteur hereunder shall be manufactured solely by AMT at the AMT Facility or by an AMT Affiliate if such AMT Affiliate is approved in writing by Institut Pasteur.  Any Affiliate proposed by AMT must be capable of manufacturing Product in accordance with cGMP, the Master Production Record, the Release Specification and the Quality Agreement.  AMT shall be responsible for all scheduling related to the manufacturing at AMT Facility or at AMT Affiliate facilities.  Without prejudice to the foregoing, AMT’s right to contract an Affiliate or a sub-contractor to manufacture Product is subject to AMT remaining, at all times, solely liable to Institut Pasteur for all of the Affiliate or sub-contractor’s activities and for any failure by such an Affiliate to comply with the relevant terms of this Agreement.

4.3                               Raw Materials and Consumables.

(a)                                 Procurement.  AMT shall be responsible for the procurement of all commercially available Raw Materials, Wearables and Consumables necessary for the manufacture of the Product.  AMT shall not be responsible for delays in the purchase and/or delivery of Raw Materials, Wearables and Consumables that occur despite AMT’s implementation of the foregoing procedures and despite AMT using commercially reasonable efforts to avoid such delays.  The cost of all Raw Materials, Wearables and Consumables that relate to activities included in the Project Plan are included in the sums payable by Institut Pasteur set out in the Project Plan.

(b)                                 Compliance with Release Specifications.  All Raw Materials, Wearables and Consumables used in the Manufacturing Process shall comply with the applicable Materials Specifications, or as otherwise agreed in writing by the

Parties.  AMT or a Subcontractor approved in accordance with Section 4.5 shall perform testing and evaluation of the Raw Materials, Wearables and Consumables as required to meet the foregoing obligations.

4.4                               Storage and Use of Materials and Product.  All Raw Materials, Wearables and Consumables that are in AMT’s control and are to be used in the manufacture of Product, as well as all product (other than Waste) from the Manufacturing Process and Product in AMT’s control, shall be stored in accordance with the terms and conditions of the Storage Guidelines, the Material Specifications and/or the Master Production Record, or as otherwise mutually agreed in writing by AMT and Institut Pasteur.

4.5                               Approval of Subcontracting.  AMT shall not subcontract, sublicense or otherwise delegate all or any portion of its obligations under this Agreement without Institut Pasteur’s prior written approval.  Institut Pasteur may as a condition of giving such consent require that it is directly involved, to a reasonable degree, in monitoring the performance of any Subcontractor appointed by AMT.  Notwithstanding the foregoing, AMT may subcontract certain non-essential or routine tasks without Institut Pasteur’s consent, provided that they are tasks which would normally be sub-contracted by AMT in the normal course of its business and are performed in compliance with Good Industry Practice and, where applicable, cGMP (e.g., cleaning of cGMP suites, and maintenance and service of AMT Facility systems (e.g., Clestra, HEPA certification and electrical upgrades)), on a confidential basis.

4.6                               Document Changes.  Any requests by AMT or Institut Pasteur for changes to cGMP documentation, including the Master Production Record and any standard operating procedures, will be handled by the procedure in Section 3.6.

5                                         Development Runs.

5.1                               AMT shall perform Development Runs and manufacture Development Batches in accordance with the Project Plan, Delivery Dates and the Master Production Record.  AMT shall provide Institut Pasteur with any Development Batches requested by Institut Pasteur that result from any partial or completed Development Runs.  Institut Pasteur shall have the right to make whatever further use of such Development Batches as it shall determine, provided that such use does not violate any applicable laws, rules or regulations.  In the event that AMT becomes aware that it may not be able to achieve any Delivery Dates in respect of Development or the manufacture of Product it shall immediately notify Institut Pasteur and the reasons why, and the Parties will agree in good faith a new Delivery Date under reasonable time limits with regard to the Project Plan.

6                                         Clinical Batches

6.1                               An initial Clinical Batch will be manufactured in accordance with the Project Plan for the purposes for a Phase l/ll study (“the First Clinical Batch”) in the quantity described in Exhibit A.

6.2                               If the program progresses to a further Phase ll/III study, then as provided in the Project Plan, a second Clinical Batch will be required (“the Second Clinical Batch”), in the quantity to be determined by the Parties.

6.3                               Institut Pasteur shall notify AMT in writing that it requires a Second Clinical Batch at least [**] months prior to the proposed Delivery Date of such Second Clinical Batch.  If AMT does not agree to manufacture the Second Clinical Batch, AMT may terminate the Agreement in accordance with Sections 19.2(a) and the licence granted to Institut Pasteur in accordance with Clauses 11.8 to 11.11 shall take effect.  If Institut Pasteur does not request the Second Clinical Batch Institut Pasteur may terminate the Agreement according to the procedure of Section 19.2 (d), but in which case no Manufacturing Information shall be provided to Institut Pasteur under Section 11.8 and no licence shall be granted to Institut Pasteur under Section 14.3 .

7                                         Deliveries

7.1                               Delivery Date.  For each Clinical Batch, the Delivery Date shall be the date established by the Parties.  If AMT reasonably expects any delay in the Delivery Date agreed for either Batch, it shall promptly inform Institut Pasteur of such expected delay and shall use its commercially reasonable efforts to minimize the delay.  Each Batch will be shipped in accordance with the Shipping Guidelines.

7.2                               Delivery Terms.  Within [**] Working Days following Institut Pasteur’s acceptance of a Batch pursuant to Section 13.1, AMT shall make such Batch available to the designated carrier at AMT’s Facility in accordance with the Shipping Guidelines.  Institut Pasteur shall arrange for shipment of each Batch within [**] months after written notice of such availability is provided to Institut Pasteur.  AMT shall provide storage for such Batch in accordance with the Storage Guidelines [**] during such [**] month period; provided, that any additional storage beyond such [**] month period [**] to Institut Pasteur as Additional Services .  The risk of loss for each Batch shall be borne by Institut Pasteur from the date of shipment.  Institut Pasteur shall be responsible for all appropriate approvals and consents of any Governmental Authority necessary for the transportation or shipment of such Batch.

7.3                               No Storage of Product.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall AMT be required to store a Batch of Product for more than [**] following the later of (i) Institut Pasteur’s acceptance thereof in accordance with this Agreement; and (ii) the grant of the last of any required approval(s) and/or consent(s) of any Governmental Authority necessary for the transportation or shipment of such Batch.

8                                         Payments

8.1                               Payment for Development services.  Institut Pasteur shall pay AMT for all Development services provided hereunder in accordance with Exhibit A.

8.2                               Product Pricing.  Institut Pasteur shall pay AMT for all manufacturing services used to produce Product for Institut Pasteur in accordance with Exhibit A.

8.3                               Payment Terms.  All invoices for work performed shall, in the case of work carried out pursuant to the Project Plan, be issued when the relevant milestone set out in the Project Plan has been completed and, in the case of Clinical Batches, be issued on the Delivery Date.  All amounts due thereunder shall be due and payable within [**] days after receipt of such invoice which shall be sent from AMT to Institut Pasteur after completion of the relevant milestones or delivery of the Clinical Batches.  Payments shall be made by wire transfer or check in Euros.  Institut Pasteur shall pay interest to AMT on any sums not paid to AMT on the date on which payment should have been made pursuant to the applicable provisions of this Agreement (“Due Date”) over the period from the Due Date until the date of actual payment (both before and after judgment) at the rate of [**] per cent, above the base rate from time to time of Deutsche Bank plc (or, if less, the maximum rate allowed to be charged under applicable laws).  Interest accrues and is payable from day to day.

9                                         Documentation

9.1                               Regulatory Documentation.  Within [**] days following completion of the Quality Review and Approval for each Clinical Batch, but in any event not later than the Delivery Date, AMT shall provide Institut Pasteur with a copy of all applicable Batch Disposition Documents, which documents shall be in AMT’s standard formats in the form at Exhibit B unless otherwise mutually agreed to by the Parties, provided that such Batch Disposition Documents will not be considered as an Additional Service.  Any Institut Pasteur requests for documents or other work product (other than the MPR, the Manufacturing Documentation and copies of Batch Disposition Documentation and any other documents or work product expressly required to be delivered under this Agreement) that do not exist as of the date of such request or other substantive requests for assistance in compiling any Regulatory Filing shall constitute Additional Services, and AMT shall notify Institut Pasteur of the same, and, if Institut Pasteur authorizes such services, AMT shall prepare a Change Order and invoice Institut Pasteur for such Additional Services.

9.2                               Retention and Reserve Samples.  AMT shall identify and retain certain reserve samples of all intermediate production samples generated in the production of a Clinical Batch as applicable, as set forth in the applicable Materials Specifications, the applicable standard operating procedures, the Master Production Record, Section 15.3 or as otherwise agreed in writing by AMT and Institut Pasteur.  After completion of the applicable Run, AMT shall inform Institut Pasteur of the availability of these samples.  Institut Pasteur shall request these samples on conditions to be determined in good faith between AMT and Institut Pasteur.  AMT shall retain and preserve, at its sole cost and expense, samples and standards of Product in accordance with the requirements of cGMP.

9.3                               Analytical Testing.  AMT, or a designated Subcontractor approved in accordance with Section 4.5, shall perform the analytical testing on Batches as set forth in the Master Production Record, or as otherwise agreed in writing by AMT and Institut Pasteur.

9.4                               Accurate Documentation.  Each Party shall use its reasonable efforts to provide complete and accurate records and documentation to the other Party in connection with any Deliverable and, to the extent applicable, in accordance with the Quality Agreement, or as otherwise agreed in writing by AMT and Institut Pasteur.

10                                  Manufacturing audits

10.1                        Institut Pasteur shall have the right to perform, directly or through its representatives, certain manufacturing audits of the AMT Facility or the facilities used by any AMT Affiliate or sub-contractor to manufacture the Product as set forth in the Quality Agreement, or as otherwise agreed in writing by AMT and Institut Pasteur.  All AMT personnel time and resources necessary to complete [**] shall be provided at no cost to Institut Pasteur; however, any AMT personnel time and resources necessary to complete any additional manufacturing audits [**] in that same [**] years shall be invoiced to Institut Pasteur as Additional Services in accordance with the Project Rates.  Institut Pasteur shall be responsible for all third party costs of all manufacturing audits, unless the audit identifies a breach by AMT of its obligations under this Agreement of such significance in which case, the costs of the audit shall be paid by AMT.

11                                  Regulatory matters

11.1                        Permits.  AMT shall secure and maintain, at its sole cost and expense, current governmental registrations, permits and licenses as are required from time to time by Governmental Authorities in order for AMT to perform all of its obligations under this Agreement (each, a “Registration”), for so long and insofar as is necessary to permit AMT to perform any of its obligations under this Agreement.  AMT shall make copies of such Registrations and all related documents available for viewing by Institut Pasteur and its designees for inspection, upon reasonable request from Institut Pasteur.  All copies will remain in AMT’s control.

11.2                        Compliance with cGMPs; Monitoring of Records.  As further described in the Quality Agreement, or as otherwise agreed in writing by AMT and Institut Pasteur, AMT shall monitor and maintain reasonable records respecting its compliance with

cGMPs, including the process of establishing and implementing the operating procedures and the training of personnel as are reasonably necessary to assure such compliance.

11.3                        Records.  AMT shall maintain all records required to be maintained by the terms and conditions of the Quality Agreement and by applicable law and regulation, including cGMP.

11.4                        Regulatory Communications and Correspondence.  Any and all communications from and to Regulatory Authorities related to the manufacture of the Product at the AMT Facility shall be handled in accordance with the terms and conditions of the Quality Agreement, or as otherwise agreed in writing by AMT and Institut Pasteur.

11.5                        Regulatory Filings and Maintenance.  Institut Pasteur shall prepare and maintain all Regulatory Filings.

11.6                        Subject to Sections 11.7 to 11.11, because the Manufacturing Process is confidential to AMT, apart from the Batch Disposition Documentation, AMT shall not be obliged to provide any information relating to the Manufacturing Process to Institut Pasteur or any Third Party.

11.7                        Whilst AMT is continuing to manufacture Product for Institut Pasteur under this Agreement, AMT shall, upon Institut Pasteur’s request, file information relating to the Manufacturing Process confidentially and directly with Regulatory Authorities or allow it to be cross-referenced in a confidential manner by the Regulatory Authorities for the purposes of supporting any Regulatory Filings made by Institut Pasteur relating to the Product.

11.8                        If, pursuant to Section 6.3 and 19.2(a), AMT does not agree to manufacture the Second Clinical Batch then it shall, subject to Sections 11.9 to 11.11 and Section 14.3, provide to Institut Pasteur all the necessary information describing the Manufacturing Process and Manufacturing Documentation to allow a Third Party contracted by Institut Pasteur to manufacture the Product, as well as the Batch Disposition Documentation (the “Manufacturing Information”).

11.9                        The appointment of such Third Party manufacturer shall require the consent of AMT, such consent not to be unreasonably withheld, in particular in relation to the treatment of the patients with the Product.  Without limiting the foregoing, it shall be reasonable for AMT to refuse consent if the proposed Third Party manufacturer is Généthon or any of its Affiliates.

11.10                 The Manufacturing Information is AMT’s Confidential Information and Institut Pasteur’s obligations in Section 17 shall apply to such Manufacturing Information without limit in time.  Institut Pasteur shall impose on the Third Party manufacturer of the Product equivalent obligations to those set out in Section 17. Without limiting the foregoing, Institut Pasteur and any Third Party contracted by Institut Pasteur to manufacture the Product shall not disclose any Manufacturing Information to Généthon or any of its Affiliates.

11.11                 The Manufacturing Information or any part of it can only be used in relation to the manufacture of Product and for no other purpose whatsoever.

11.12                 For the avoidance of doubt, any additional activities which are not included in the Project Plan which are specific to the Institut Pasteur’s Regulatory Filing are subject to a Change Order as described in Section 3.6(c).

11.13                 Ownership of Regulatory Filings.  Institut Pasteur shall be the sole owner of all Regulatory Filings (except those filed by AMT in accordance with Section 11.7) and all governmental approvals obtained by Institut Pasteur from any Regulatory Authority with respect to the Product.

11.14                 Health and Safety Information.  Each Party shall promptly notify the other of any information or notice of which it becomes aware concerning the safety or efficacy claims of the Product, including, without limitation, any threatened or pending action by any Regulatory Authority.  Institut Pasteur shall be responsible for handling all complaints and communications from Regulatory Authorities with respect to the Product.  AMT shall cooperate in resolving such complaints and responding to such communications to the extent they pertain to the Product and such cooperation is reasonably requested by Institut Pasteur.  Institut Pasteur shall reimburse AMT for all reasonable costs and expenses incurred by AMT in connection with the performance of AMT’s obligations under this Section 11.14 except to the extent that any such complaint or communication arises from any breach of this Agreement by AMT or through the grossly negligent or willful act or omission of AMT, its employees, sub contractor or agents.

11.15                 Accident Reports.  Each Party shall report to the other promptly all material accidents related to the manufacture, handling, use or storage of any Raw Materials or Product, which could delay the performance of this Agreement.

12                                  Quality Assurance; Quality Control

12.1                        Responsibility for Quality Assurance and Quality Control.  Responsibility for quality assurance and quality control of Product shall be allocated as set forth in the Quality Agreement.

12.2                        Qualification a Validation of AMT Facility; Utilities.  AMT shall maintain cGMP qualification and validation, as appropriate, of the AMT Facility, as well as the utilities and equipment used in the manufacture of Product at the AMT Facility, and shall make relevant reports applicable thereto (redacted to remove information not related to the manufacture of Product) available to Institut Pasteur for review at AMT’s Facility, at Institut Pasteur’s reasonable request.

12.3                        AMT shall be responsible to manufacture the Clinical Batch and the Development Batch, according to the quality requirements decided by both Parties.  AMT shall be the sole responsible for the release of any batches in accordance with the terms of Exhibit A “QP Release”, following the regulations in force.

13                                  Non-conformance

13.1                        Notice of Nonconformity.  AMT shall provide Institut Pasteur’s quality assurance department with copies of completed Batch Disposition Documentation, and shall endeavor to do so within [**] Working Days of Quality Review and Approval.  Within [**] Working Days after Institut Pasteur’s receipt of such Batch Disposition Documentation, Institut Pasteur shall determine by review of such Batch Disposition Documentation whether or not, the given Clinical Batch conforms to the warranties set forth in Section 15.2(c) and (d) , provided that AMT provides timely answers to information requests and resolution of issues arising from Institut Pasteur’s review of such Batch Disposition Documentation.  If within the [**] Working Days period, Institut Pasteur’s quality assurance department makes a determination that Institut Pasteur believes such Batch to be nonconforming, Institut Pasteur shall have the right to reject such Batch in its entirety and shall notify AMT in writing within such [**] Working Days period.  Such written notice shall specify the manner in which the Clinical Batch fails to conform to the warranties set forth in Section 15.2(c) and (d).  If Institut Pasteur does not submit written notice of rejection within such [**] Working Days period, such Batch will, subject to the remaining provisions of this Section 13.1, be deemed a Conforming Product and accepted by Institut Pasteur.  In the event that Institut Pasteur desires to accept such Batch prior to the end of the [**] Working Days period, Institut Pasteur will fax written notice of such acceptance to AMT’s Project Manager.

13.2                        Within [**] days of receipt of a notice from Institut Pasteur pursuant to Section 13.1, AMT shall notify Institut Pasteur whether or not it accepts or disputes Institut Pasteur’s assertions that the Batch is non-conforming.  In the event of an unresolved dispute the Parties shall appoint an independent testing laboratory or other expert (“Expert”), reasonably acceptable to both Parties, and subject to confidentiality provisions comparable to those set out in Section 17 below, to undertake the relevant analysis, which analysis shall be performed in compliance with the applicable laws of the relevant governmental authority, to determine whether the Batch conformed or did not conform to the warranty in Section 15.2(c) and (d).  Both Parties agree to cooperate with the Expert’s reasonable requests for assistance in connection with its analysis hereunder.  The test results obtained from such Expert shall be conclusive and binding upon the Parties, absent manifest error.

13.3                        No AMT Liability.  If it is determined by agreement of the Parties (or in the absence of such agreement, by the Expert in accordance with Section 13.2 that either (i) the Batch is Conforming Product, or (ii) there is a nonconformity with respect to such Batch but the nonconformity was not caused by AMT’s breach of the warranties set forth in Section 15.2(c) and (d), then AMT shall have no liability to Institut Pasteur with respect to such Batch, and Institut Pasteur shall pay for such Batch and for the fees associated with the Expert and the Batch shall be treated in all other respects under this Agreement as in conformance with all of the warranties set forth in Section 15.2(c) and (d) of this Agreement.

13.4                        AMT Liability for Non-Conforming Product; Replacement; Termination.  If following the receipt of a notice from Institut Pasteur pursuant to Section 13.1, it is determined by agreement of the Parties (or in the absence of such agreement, by an Expert appointed in accordance with Section 13.2) that such Batch is Non-Conforming Product and such non-conformance was caused by AMT’s negligence or willful misconduct, or which arises out of or results from any breach of this Agreement by AMT, then (A) (i) AMT shall, promptly, replace such Non-Conforming Product with Conforming Product (the “Replacement Product”) or (ii) if AMT is unable to provide Institut Pasteur with Replacement Product within [**] days after such determination, Institut Pasteur shall be entitled to terminate this agreement on notice in accordance with Section 19.2(d); and (B) if an Expert was retained, AMT shall be responsible for the fees and expenses of the Expert, and (C) AMT shall replace free of charge (or, where appropriate, reimburse Institut Pasteur for the cost of) all Raw Materials and Consumables utilized in the production of the Non-Conforming Product.  Delivery of Replacement Product shall be at no additional cost to Institut Pasteur assuming Institut Pasteur previously paid the purchase price for the Non-Conforming Product, in which case no additional payment for the Replacement Product will be required.  If in accordance with the procedures in Sections 13.1 and the preceding terms of this Section 13.4, the Replacement Product is determined by agreement of the Parties (or in the absence of such agreement, by an Expert appointed in accordance with Section 13.2) that the Replacement Product is Non-Conforming Product and such non-conformance was caused by AMT’s negligence or willful misconduct, or which arises out of or results from any breach of this Agreement by AMT then Institut Pasteur shall be entitled to terminate this agreement on notice in accordance with Section 19.2(d).

13.5                        Cooperation in Investigations; Disposition of Non-Conforming Product.  Each Party shall act in good faith and shall cooperate with the other Party and with an Expert appointed pursuant to Section 13.2 or 13.3.  AMT shall dispose of any Non-Conforming Product in accordance with Section 4.4 and all relevant laws, rules and regulations with respect to such disposal, at AMT’s cost if AMT was liable for the nonconformity in accordance with Section 13.3

14                                  Ownership and License Grants

14.1                        Licenses to AMT.  During this Agreement, Institut Pasteur hereby grants to AMT a royalty-free, non-exclusive, non-transferable, non-sub-licensable, license under any and all Institut Pasteur Intellectual Property and Institut Pasteur Background Information that is necessary for AMT to perform its obligations under this Agreement, including, without limitation, the manufacture of Product for Institut Pasteur but for the sole purposes of implementing the Project under this Agreement.

14.2                        No License to Institut Pasteur.  Apart from the right to use the Product delivered to Institut Pasteur under this Agreement, the right to cross reference the documentation filed by AMT with the Regulatory Authorities in accordance with

Section 11.7 and the right to use the Manufacturing Information in accordance with Sections 11.8 to 11.11 and 14.3, Institut Pasteur has no right or licence to any AMT Background Information or other Intellectual Property of AMT.

14.3                        If pursuant to a request of Institut Pasteur according to Sections 6.3, AMT does not agree to manufacture the Second Clinical Batch and consents to the appointment of the Third Party manufacturer for the Product under Section 11.8, then AMT grants Institut Pasteur (and consequently AMT grants to INSERM, INSERM-TRANSFERT, ONIRIS and AFM as members of the Consortium represented herein by Institut Pasteur, expressly acknowledged by the Parties that GENETHON is not a member of the Consortium) a non-exclusive, royalty-free licence to its AMT Background Information on the terms of Sections 11.8 to 11.11 solely to the extent necessary to allow Institut Pasteur and/or a Third Party manufacturer contracted by Institut Pasteur to manufacture Product for Institut Pasteur for the treatment of Sanfilippo B.  AMT may terminate this licence if Institut Pasteur or its Third Party manufacturer breaches the terms of this licence or Sections 11.8 to 11.11 inclusive.  Under the provisions of this Section 14.3, it shall be the responsibility of Institut Pasteur to obtain any Third Party licences that it needs to manufacture Product for the Second Clinical Batch, if any.

14.4                        Trademarks.  Notwithstanding anything to the contrary contained in this Agreement, neither Party shall acquire any license to use nor any ownership rights in the trade marks, trading names, trading styles, brands or logos of the other.

14.5                        Third Party Intellectual Property.  If after the Effective Date any Third Party files and serves on AMT, or threatens AMT or any Consortium Member to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging infringement by AMT of a Third Party Patent based on the manufacture, testing, use, import, offer for sale or sale of the Product (each a “Patent Claim”) then:

(a)                                 AMT so notified by the Third Party shall notify Institut Pasteur;

(b)                                 AMT shall immediately cease working on the Product under this Agreement and such cessation of work and any consequential delay to the Project Plan shall not amount to any breach of this Agreement;

(c)                                  The Parties shall discuss how to deal with such Third Party claim.

14.6                        If a solution is not found to resolve this Patent Claim within [**] months of the date a Patent Claim is first received, then each Party shall be entitled to terminate this Agreement in accordance with Section 19.2(b).

14.7                        Each Party shall be responsible for their own costs of dealing with and resolving any such Third Party Patent claim.

15                                  Representations and Warranties

15.1                        Institut Pasteur.  Institut Pasteur hereby represents and warrants to AMT that:

(a)                                 Materials and Information Supplied to AMT.  Institut Pasteur is free to disclose to AMT Institut Pasteur Confidential Information and any other information or materials supplied by Institut Pasteur to AMT in accordance with this Agreement.

(b)                                 No Patent Infringement Notice.  At the Effective Date, no Third Party has filed and served on Institut Pasteur or any other Consortium Member, nor threatened in writing to the Institut Pasteur or any other Consortium Member to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging infringement by the Institut Pasteur of a Third-Party Patent based on the manufacture, use, import, offer for sale or sale of the Product;

(c)                                  No Hazards.  Institut Pasteur has made AMT aware of any hazards reasonably known to it as of the Effective Date involved in handling the Raw Materials, the Product, and any Wastes generated through performance of the validation and manufacturing activities contemplated hereunder;

(d)                                 License.  Institut Pasteur has the right, power and authority to grant AMT the license set forth in Section 14.1 and will not during the term of this Agreement enter into any contract, arrangement or commitment in the future which prohibits the grant of such license.

(e)                                  Power and Authority.  Institut Pasteur has the corporate power, the authority, and the legal right to enter into this Agreement and to perform its obligations under this Agreement; and

(f)                                   Execution, Delivery and Performance of the Agreement.  Institut Pasteur has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.  This Agreement has been duly executed and delivered on behalf of Institut Pasteur, and constitutes a legal, valid, binding obligation, enforceable against Institut Pasteur and its successors and assigns in accordance with its terms, except as enforceability may be limited by law.  The execution, delivery and performance of this Agreement does not breach, violate, contravene or constitute a default by the Institut Pasteur under any contracts, arrangements or commitments to which Institut Pasteur is a party or by which it is bound nor does the execution, delivery and performance of this Agreement by Institut Pasteur violate any order, law or regulation of any court, governmental body or administrative or other agency having authority over it.

15.2                        AMT.  AMT hereby represents, undertakes and warrants to Institut Pasteur that:

(a)                                 Materials and Information Supplied to Institut Pasteur.  AMT is free to disclose to Institut Pasteur AMT Confidential Information and any other information or materials supplied by AMT to Institut Pasteur in accordance with this Agreement.

(b)                                 No Patent Infringement Notice.  At the Effective Date, no Third Party has filed and served on AMT, nor threatened in writing to the AMT to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging infringement by AMT or AMT Affiliates of a Third-Party Patent based on the manufacture, use, import, offer for sale or sale of the Product;

(c)                                  Product.  AMT warrants the Product manufactured under this Agreement, and in particular that all Clinical Batches of Product manufactured hereunder:  (i) shall be manufactured and analyzed in conformance with the Master Production Record and the Quality Agreement;  (ii) shall be manufactured in compliance with the requirements of cGMP and all other applicable laws and regulations; (iii) shall be packaged in accordance with the Shipping Guidelines; (iv) shall be transferred free and clear of any liens or encumbrances of any kind to the extent arising through or as a result of the acts or omissions of AMT or its suppliers and (iv) shall conform, at the time of delivery, to the Release Specification.

(d)                                 Manufacturing.  The Development, the Manufacturing Process and AMT’s Quality Review and Approval shall be conducted in compliance with applicable cGMP and the Quality Agreement and all other applicable laws and regulations;

(e)                                  No Hazards.  AMT has made Institut Pasteur aware of any hazards reasonably known to it as of the Effective Date involved in handling the Raw Materials, the Product, and any Wastes generated through performance of the validation and manufacturing activities contemplated hereunder;

(f)                                   License.  AMT has the right, power and authority to grant Institut Pasteur the license set forth in Sections 14.2 and 14.3 and will not during the term of this Agreement enter into any contract, arrangement or commitment in the future which prohibits the grant of such license.

(g)                                  Power and Authority.  AMT has the corporate power, authority and the legal right to enter into this Agreement and to perform its obligations under this Agreement;

(h)                                 Execution, Delivery and Performance of Agreement.  AMT has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.  This Agreement has been duly executed and delivered on behalf of AMT, and constitutes a legal, valid, binding obligation, enforceable against AMT in accordance with its terms except as enforceability may be limited by law.  The execution, delivery and performance of this Agreement does not breach, violate, contravene or constitute a default by AMT under any contracts, arrangements or commitments to which AMT is a party or by which it is bound nor does the execution, delivery and performance of this Agreement by AMT violate any order, law or regulation of any court, governmental body or administrative or other agency having authority over it.

15.3                        The Parties agree and acknowledge as follows:

(a)                                 that, in accordance with the provisions of this Agreement, AMT shall take a Reference Materials sample of each Clinical Batch manufactured under this Agreement upon completion of its manufacture, which sample shall be a representative sample of the Clinical Batch delivered to the Institut Pasteur (the “Delivery Sample”);

(b)                                 that the Delivery Sample shall be retained at its own costs by AMT during the term of this Agreement and for a minimum period of [**] months following its termination; and

(c)                                  that, in any circumstance of dispute between the Parties as to the conformance of the relevant Clinical Batch with the requirements of Section 15.2(c)(v) above, such Delivery Sample shall be made available by AMT for the purposes of testing (whether by the Expert in accordance with Section 13.2 or otherwise) without unreasonable delay, and the Parties agree that (save in circumstances where the storage of the Delivery Sample has not been in accordance with the Storage Guidelines) the Conformance or Non-Conformance of such Delivery Sample shall, for the purposes of this Agreement, be deemed to be conclusive as to the Conformance or Non-Conformance of the Conformance or Commercial Batch from which it was taken.

15.4                        Disclaimer.  OTHER THAN AS SET FORTH IN SECTION 15, ALL OTHER WARRANTIES, BOTH EXPRESS AND IMPLIED, ARE HEREBY EXPRESSLY DISCLAIMED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCT OR THE SERVICES PROVIDED HEREUNDER.  OTHER THAN THE DEVELOPMENT AND MANUFACTURING SERVICES PROVIDED HEREUNDER, AMT HAS NOT PARTICIPATED IN THE RESEARCH AND DEVELOPMENT OF THE PRODUCT, HAS NOT IN ANY WAY EVALUATED THE PRODUCT’S OR PRODUCT’S SAFETY OR EFFICACY IN HUMANS OR OTHERS, AND SHALL NOT IN ANY WAY BE LIABLE FOR INSTITUT PASTEUR’S USE OF A CLINICAL BATCH WHICH HAS BEEN PRODUCED BY AMT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

16                                  Indemnification

16.1                        AMT shall indemnify and hold harmless Institut Pasteur from and against any claims, losses, liabilities, costs (including, without limitation, reasonable attorneys’ fees and expenses), damages and expenses arising out of or in connection with any claim by a Third Party arising out of:

(a)                                 any material breach by AMT of this Agreement;

(b)                                 AMT’s grossly negligent acts or omissions or willful misconduct; and/or provided that:

(a)                                 Institut Pasteur gives notice to AMT of such claim as soon as reasonably possible upon becoming aware of the same; and

(b)                                 Institut Pasteur gives AMT the sole conduct of the defence and settlement of such claim and does not at any time admit liability or otherwise attempt to settle the claim subject to AMT providing reasonable assurances, to Institut Pasteur’s reasonable satisfaction, with respect to AMT’s ability to pay for any costs or liabilities which Institut Pasteur may incur by reason of AMT’s conduct of such defence or settlement of such claims; provided, however, that (i) any such settlement by AMT shall not adversely affect Institut Pasteur’s rights under this Agreement or impose any obligations on Institut Pasteur in addition to those set forth herein, and (ii) Institut Pasteur shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

16.2                        Subject to the provisions of the article 16.1 of this Agreement, Institut Pasteur shall indemnify and hold harmless AMT from and against any claims, losses, liabilities, costs (including, without limitation, reasonable attorneys’ fees and expenses), damages and expenses arising out of or in connection with any claim by a Third Party arising out of:

(a)                                 any material breach by Institut Pasteur of this Agreement;

(b)                                 the packaging, testing, labelling, handling, distribution, use, import or sale of the Product in any form;

(c)                                  Institut Pasteur’s grossly negligent acts or omissions or willful misconduct; and/or provided that

(a)                                 AMT gives notice to Institut Pasteur of such claim as soon as reasonably possible upon becoming aware of the same; and

(b)                                 AMT gives Institut Pasteur the sole conduct of the defence and settlement of such claim and does not at any time admit liability or otherwise attempt to settle the claim subject to Institut Pasteur providing reasonable assurances, to AMT’s reasonable satisfaction, with respect to Institut Pasteur’s ability to pay for any costs or liabilities which AMT may incur by reason of Institut Pasteur’s conduct of such defence or settlement of such claims; provided, however, that (i) any such settlement by Institut Pasteur shall not adversely affect AMT’s rights under this Agreement or impose any obligations on AMT in addition to those set forth herein, and (ii) AMT shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

16.3                        Insurance.  AMT shall maintain public liability insurance with an indemnity limit of [**] Euros (€[**]) for any one occurrence.  AMT shall maintain appropriate commercial general liability insurance including, without limitation, product liability and contractual liability coverage with respect to the development, manufacture, import, sale, offer for sale and use of the Manufacturing Process, Deliverables and Product in an amount equal to [**] Euros (€[**]).  AMT shall maintain such insurance for so long as it continues to manufacture or sell Product or services and for a period of [**] years after the end of this Agreement.

16.4                        Disclaimer of Consequential Damages.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16.5                        Limitation of Liability.  BOTH PARTIES HEREBY AGREE THAT TO THE FULLEST EXTENT PERMITTED BY LAW, AMT’S LIABILITY TO INSTITUT PASTEUR, FOR ANY AND ALL INJURIES, CLAIMS, LOSSES, EXPENSES, OR DAMAGES, WHATSOEVER, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT FROM ANY CAUSE, INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE, ERRORS, OMISSIONS OR STRICT LIABILITY, SHALL NOT EXCEED THE AMOUNT PAID TO AMT UNDER THIS AGREEMENT.  TO THE EXTENT THAT THIS CLAUSE CONFLICTS WITH ANY OTHER CLAUSE, THIS CLAUSE SHALL TAKE PRECEDENCE OVER SUCH CONFLICTING CLAUSE.  IF APPLICABLE LAW PREVENTS ENFORCEMENT OF THIS CLAUSE, THEN THIS CLAUSE SHALL BE DEEMED MODIFIED TO PROVIDE THE MAXIMUM PROTECTION FOR AMT AS IS ALLOWABLE UNDER APPLICABLE LAW.  THE FOREGOING LIMITATION SHALL NOT APPLY TO LIABILITY ARISING FROM DEATH OR PERSONAL INJURY DIRECTLY CAUSED BY AMT’S NEGLIGENCE OR FROM FRAUDULENT ACTS OR WILFUL MISCONDUCT.

17                                  Confidentiality

17.1                        AMT Confidentiality Obligations.  AMT shall not use Institut Pasteur Confidential Information except as authorized under this Agreement and shall not disclose Institut Pasteur Confidential Information to any Third Party other than: (i) employees, consultants, agents or Subcontractors of AMT or AMT’s Affiliates who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties or services in connection with AMT’s obligations under this Agreement; (ii) any Regulatory Authority to the extent that it requires such information in connection with making Regulatory Filings and maintaining Regulatory Authority approvals for the Product under the provisions of this Agreement and on Institut Pasteur’s request; or (iii) any Governmental Authority in connection with securing and/or maintaining registrations under the provisions of this Agreement and on Institut Pasteur’s request.

17.2                        Institut Pasteur Confidentiality Obligations.  Institut Pasteur shall not use AMT Confidential Information except as authorized under this Agreement and shall not disclose any AMT Confidential Information to any Third Party other than as authorized under this Agreement and other than : (i) employees, consultants, or agents of Institut Pasteur who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties or services in connection with Institut Pasteur’s obligations under this Agreement or the development or commercialization of the Product; (ii) any Regulatory Authority to the extent that it requires such information in connection with making Regulatory Filings and maintaining Regulatory Authority approvals for the Product or (iii) any Governmental Authority in connection with securing and/or maintaining registrations.

17.3                        Responsibility for Compliance with Confidentiality and Nonuse Obligations.  Each Party shall be responsible for any intentional misuse or misappropriation, by such Party, its Affiliates, or the employees, consultants, agents, Subcontractors or sublicensees of such Party or such Party’s Affiliates, of the other Party’s Confidential Information.  Each Party shall use its reasonable endeavours to enforce the obligations of confidence imposed upon such persons by it in accordance with Section 17.8.

17.4                        Terms of Agreement.  Except for any disclosure that is necessary to comply with national rules or regulations (including the rules and regulations of any national stock exchange on which such Party’s securities are traded) or disclosure to a Party’s employees, Affiliates, consultants, agents, professional advisers, Subcontractors, sublicensees, potential acquirors, investors or potential investors under similar conditions of confidentiality, or to the extent necessary in order to enforce its rights in any court of competent jurisdiction or in any arbitration proceedings or in order to participate in any such proceedings neither Party shall, without the prior written consent of the other Party which consent may be dependant on the disclosure being under similar conditions of confidentiality to this

Agreement, disclose in any manner to any Third Party the terms and conditions of this Agreement.

17.5                        Exclusions.  The obligations of confidentiality and nonuse set forth in Section 17.1 and Section 17.2 shall not apply to any information for which it is evidenced that: (i) at the time of disclosure, is known publicly or thereafter becomes known publicly through no fault of the recipient, its Affiliates, their employees, consultants, agents, Subcontractors or sublicensees; (ii) becomes available to the recipient from a Third Party which is not legally prohibited from disclosing such information; (iii) was developed by the recipient independently of Confidential Information obtained from the disclosing Party as evidenced by written records; (iv) was already known to the recipient before receipt from the disclosing Party, as shown by its prior written records; or (v) is released with the prior written consent of the disclosing Party.  In determining whether or not the disclosing Party’s Confidential Information has entered the public domain, the obligations of confidentiality shall no longer apply to only that portion of said Confidential Information that has become public, and portions remaining confidential shall retain their status as Confidential Information.

17.6                        Notification of Mandatory Disclosure.

(a)                                 Notification and Consultation.  In the event that a Party (in such case, the “Notifying Party”) believes it is required by applicable statute or regulation (including the rules and regulations of any national stock exchange on which such Party’s securities are traded), or by judicial or administrative process to disclose any part of the other Party’s (in such case, the “Notified Party”) Confidential Information, the Notifying Party shall (1) promptly notify the Notified Party of each such requirement and identify the documents so required to be disclosed thereby, so that the Notified Party may seek an appropriate protective order or other remedy and/or waive compliance by the Notifying Party with the provisions of this Agreement, and (2) consult with the Notified Party on the advisability of taking legally available steps to resist or narrow the scope of such disclosure.

(b)                                 Limited Disclosure.  If, in the absence of such a protective order or such a waiver by the Notified Party of the provisions of this Agreement, the Notifying Party is nonetheless required by applicable law to disclose any part of the Notified Party’s Confidential Information, the Notifying Party may disclose such Confidential Information without liability under this Agreement, except that the Notifying Party shall furnish only that portion of the Confidential Information which is legally required to be disclosed.

17.7                        No Licenses.  Except as expressly provided in Section 14 hereof, no right or license, either express or implied, is granted under any Intellectual Property right or by virtue of the disclosure of Confidential Information under this Agreement, or otherwise.

17.8                        Maintenance of Confidentiality.  Each Party shall apply at least the same level of security to the other Party’s Confidential Information as it would to its own most confidential information and shall use all reasonable and customary precautions to safeguard the confidentiality of the other Party’s Confidential Information, including ensuring that all employees, consultants, agents, Subcontractors or sublicensees who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential Information and are subject to enforceable contractual confidentiality and nonuse obligations that are at least as restrictive as those contained in this Agreement.

17.9                        Equitable Relief.  Each Party agrees that (i) the other Party and its Affiliates would be irreparably injured by a material breach of the confidentiality and nonuse provisions of this Agreement by the employees, consultants, agents, Subcontractors or sublicensees of the breaching Party or its Affiliates, (ii) that monetary remedies would be inadequate to protect the other Party against any actual or threatened material breach of the provisions of this Section 17 by the employees, consultants, agents, Subcontractors or sublicensees of the breaching Party or its Affiliates, and, (iii) without prejudice to any other rights and remedies otherwise available to the other Party, the breaching Party agrees, upon proof of any such actual or threatened material breach, to the granting of equitable relief, including injunctive relief and specific performance, in the other Party’s favor.

17.10                 Duration.  The obligation of confidentiality and non use of this Section 17 shall be effective during this Agreement and for [**] years after the expiration or termination of this Agreement save in respect of any Manufacturing Documentation, the Master Production Record or any other information relating to the Manufacturing Process for which the obligations of confidentiality and non use under this Section 17 shall continue without limit in time.

18                                  Use of Names

Neither Party shall make use of the name of the other Party in any advertising or promotional material, or otherwise, in connection with this Agreement or any related agreements, without the prior written consent of such other Party.

To the extent useful or required for disclosure purposes AMT will make a public announcement about the relationship with Institut Pasteur.  The language will be subject to the prior written approval of Institut Pasteur.

19                                  Term; Termination

19.1                        Term: Option to Extend.  Unless sooner terminated pursuant to the terms of this Agreement, the term of this Agreement shall commence on the Effective Date and shall continue until the completion of the Parties’ obligations under this Agreement, provided however that the delivery of the Clinical Batch shall be effective twelve (12) months after the Effective Date.  However, in case of delay due to scientific, technologic or regulatory problems, the Parties will meet to analyse them and determine together an additional reasonable extension period necessary to solve the problem concerned.

19.2                        Termination.  This Agreement may be terminated as follows:

(a)                                 AMT may immediately terminate this Agreement after provision of the First Clinical Batch, by notifying thirty (30) days in advance Institut Pasteur in writing that it will not manufacture the Second Clinical Batch.

(b)                                 If a solution is not found to resolve a Patent Claim within [**] months of the date a Patent Claim is first received in accordance with Section 14.6, then each Party shall be entitled to terminate this Agreement immediately by providing notice to the other Party.

(c)                                  Termination on Notice.  Each Party may terminate this Agreement, without liability to the other Party, by giving thirty (30) days notice to the other Party if it reasonably believes that there are serious issues with respect to the Product or to the Second Batch, such that the continuation of the Agreement is not possible for technical feasibility reasons (including vector specifications).

(d)                                 Termination by Institut Pasteur.  Institut Pasteur may terminate this Agreement by giving thirty (30) days notice to AMT in the circumstances set out in Sections 6.3 and 13.4 or in case of refusal by the regulatory authority to perform the clinical trial, subject in this last case to the payment of the services performed by AMT.

(e)                                  Material Breach.  Either Party may terminate this Agreement, by written notice to the other Party, for any material breach of this Agreement by the other Party, if such breach is not cured within [**] days after the breaching Party receives written notice of such breach from the nonbreaching Party; provided, however, if such breach is not capable of being cured within such [**] day period, the cure period shall be extended on a mutual reasonable consent for such amount of time as may be reasonably necessary to cure such breach, so long as the breaching Party is making diligent efforts to do so.  Such termination shall be effective upon expiration of such cure period.

(f)                                   Force Majeure; No-Fault Termination.  Either Party shall have the right to terminate this Agreement, without liability to the other Party, upon providing written notice thereof to the other Party, such termination to be effective thirty (30) days from the date of such notice if, as a result of a Force Majeure Event, a Party is unable fully to perform its obligations under this Agreement for any continuous period of one hundred and eighty (180) days.

(g)                                  Insolvency.  Either Party may terminate this Agreement upon notice to the other Party, upon (a) the dissolution, termination of existence, liquidation or business failure of the other Party; (b) the appointment of a custodian or receiver for the other Party who has not been terminated or dismissed within ninety (90) days of such appointment; (c) the institution by the other Party of any proceeding under national bankruptcy, reorganization, receivership or other similar laws affecting the rights of creditors generally or the making by such Party of a composition or any assignment for the benefit of creditors under any national bankruptcy, reorganization, receivership or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within ninety (90) days of filing.

(h)                                 Cumulative Remedies.  Any right to terminate this Agreement shall be in addition to and not in lieu of all other rights or remedies that the Party giving notice of termination may have at law or in equity or otherwise.

19.3                        Consequences of Termination.

(a)                                 Payment of Amounts Due.  Expiration or termination of this Agreement for any reason shall not exempt, unless otherwise agreed between the Parties in this Agreement, any Party from paying to the other Party any amounts properly due but unpaid to such Party at the time of such expiration or termination, including, without limitation, payments due under Section 8 hereof, on a prorata basis according to the work carried out up to that date, except in case of termination for AMT’s breach.

(b)                                 Termination of Development Activities.  The Parties shall mutually agree in good faith and as soon as reasonably possible upon which Development milestone activities that are in progress as of the effective date of any termination hereunder shall be completed and which shall be terminated effective immediately.  The Agreement shall continue to survive with respect to those in progress milestone activities which the Parties agree to continue in good faith.

(c)                                  Termination of Runs.  Runs that are in process as of the effective date of any termination hereunder shall not be cancelled unless otherwise agreed by the Parties in writing and the Agreement shall continue to survive with respect to those in process Runs.  Product that has been fully manufactured as of the date of such termination, but for which Quality Review and Approval has not been completed, shall remain subject to the terms of this Agreement, and the Agreement shall continue to survive with respect to such Product, unless otherwise agreed by the Parties.

(d)                                 Raw Materials, Consumables and Resins.  Upon expiration or termination of this Agreement Institut Pasteur shall purchase from AMT (to the extent not previously paid for by Institut Pasteur), at AMT’s Acquisition Cost, all remaining usable Raw Materials and Consumables acquired and paid for by AMT for the manufacture of Product under this Agreement, provided however, that as of the date of receipt of the termination notice, AMT shall place no further orders for Raw Materials and Consumables except as may be necessary for completion of any portion of AMT’s services hereunder that are not immediately terminated, according to Sections 19.3 (b) and (c).

(e)                                  Return of Materials, of Institut Pasteur Confidential Information and Institut Pasteur Background Information.  Upon expiration or termination of this Agreement, unless otherwise directed by Institut Pasteur, AMT shall promptly and at Institut Pasteur’s sole cost and expense (except in case of termination for AMT’s breach) deliver to Institut Pasteur or, at Institut Pasteur’s election, destroy, (i) all Institut Pasteur Confidential Information and Institut Pasteur Background Information, except for a single copy and/or sample which may be retained to record its obligations under this Agreement only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement, (ii) all Reference Materials being held by AMT (except that AMT shall have the right to keep a retained sample of each Reference Material according to the provisions of this Agreement), and (iv) all remaining Raw Materials, Consumables purchased pursuant to Section 19.3(d), (iii) all work in progress, (iv) all completed and in-progress Batches, (v) all Batch Disposition Documentation to the extent not previously provided and (vi) all other items in the possession, power or control of AMT, title to which is (or is to be, upon due delivery and payment therefor under this Agreement) held by Institut Pasteur.  AMT shall in no way be responsible for any claims, demands, losses, liabilities, expenses or damages, whatsoever, arising out of or in anyway related to Institut Pasteur’s use of any such “work in progress” or “in progress Batches” delivered up.  If any Institut Pasteur owned property (Raw Materials, Product etc.) remains at the AMT Facility for a period longer than six (6)months after expiration or termination of this Agreement, Institut Pasteur shall pay for such storage as Additional Services.

(f)                                   Return of AMT Confidential Information.  Upon expiration or termination of this Agreement, Institut Pasteur shall promptly return all AMT Confidential Information to AMT, except for a single copy which may be retained for documentation purposes only and which shall remain subject to the obligations of nonuse and confidentiality set forth in this Agreement.

(g)                                  Grant of Licence to Institut Pasteur.  In the event of termination by AMT in accordance with Clause 19.2(a) AMT shall grant Institut Pasteur the licence set out in, and in accordance with, Sections 11.8 to 11.11 and 14.3.

(h)                                 Accrued Rights.  Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.

19.4                        Surviving Rights.  Sections 1, 2.5, 9, 10, 11, 14 to 19, 21 and any other terms of this Agreement (to the extent they are intended to survive the termination or expiration of this Agreement), together with the rights and obligations contained therein, shall survive the termination or expiration of this Agreement.

20                                  Force Majeure

20.1                        Effects of Force Majeure.  No Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including, without limitation, an act of God, fire, flood, act of government or state, war, civil commotion, insurrection, acts of terrorism, embargo, sabotage, or any other reason beyond the control and without the fault or negligence of the Party affected thereby (a “Force Majeure Event”).  Such excuse shall continue as long as the Force Majeure Event continues.  Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement as soon as it is commercially reasonable for the Party to do so.

20.2                        Notice of Force Majeure.  Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable to fully perform its obligations under this Agreement.  Each Party further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as practicable (provided that in no event shall a Party be required to settle any Labor dispute) and to give the other Party prompt written notice when it is again fully able to perform such obligations.

20.3                        Termination.  This Agreement may be terminated as a result of a Force Majeure Event only in accordance with Section 19.2(e) hereof.

21                                  Miscellaneous

21.1                        Notices.  Any notice required or permitted to be given under this Agreement by any Party shall be in writing and shall be (a) delivered personally, (b) sent by registered mail, return receipt requested, postage prepaid, (c) sent by a nationally-recognized courier service guaranteeing next-Working Day or second Working Day delivery, charges prepaid, or (d) delivered by facsimile (with documented evidence of transmission), to the addresses or facsimile numbers of the other Party set forth below, or at such other addresses as may from time to time be furnished by similar notice by any Party.  The effective date of any notice under this Agreement shall be the date of receipt by the receiving Party.

If to AMT:
For the Attention of the Chief Executive Officer
Amsterdam Molecular Therapeutics (AMT) B.V.
Meibergdreef 61
1105BA Amsterdam
The Netherlands

If to Institut Pasteur:
For the attention of the Legal Director
25-28, rue du Docteur Roux 75724 Paris Cedex 15, France

And

For the attention of the Medical Director
25-28, rue du Docteur Roux 75724 Paris Cedex 15, France

21.2                        Applicable Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal substantive laws of the Netherlands, without reference to the choice of law doctrine of such state.

21.3                        Headings.  All headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

21.4                        Exhibits.  All exhibits or appendices referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

21.5                        Security Procedures.  All Institut Pasteur personnel visiting or having access to the AMT Facility agree to abide by AMT standard policies, operating procedures and security procedures as established by AMT and communicated to Institut Pasteur.

21.6                        Assignment.  This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns.  Neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, either Party may assign its interest under this Agreement, without the prior written consent of the other Party to an

Affiliate but only for as long as such Affiliate remains an Affiliate of the relevant Party.  Any permitted assignment of this Agreement by either Party will be conditioned upon that Party’s permitted assignee agreeing in writing to comply with all the terms and conditions contained in this Agreement.  Any purported assignment without a required consent shall be void.  No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

21.7                        Severability.  If any part of this Agreement shall be found to be invalid or unenforceable under applicable law in any jurisdiction, such part shall be ineffective only to the extent of such invalidity or unenforceability in such jurisdiction, without in any way affecting the remaining parts of this Agreement in that jurisdiction or the validity or enforceability of the Agreement as a whole in any other jurisdiction.  In addition, the part that is ineffective shall be reformed in a mutually agreeable manner so as to as nearly approximate the intent of the Parties as possible.

21.8                        Independent Contractors.  Each of the Parties is an independent contractor and nothing herein contained shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between the Parties.  Neither Party shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever.

21.9                        Waiver.  No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement.

21.10                 Counterparts.  This Agreement and any amendment hereto may be executed in any number of counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument.  This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature.

21.11                 No Solicitation of Employees.  During the Term and for one (1) years thereafter, each of the Parties agrees not to seek to induce or solicit any employee of the other Party or its Affiliates to discontinue his or her employment with the other Party or such Affiliate in order to become an employee or an independent contractor of the soliciting Party or its Affiliates; provided, however, that neither Party shall be in violation of this Section 21.11 as a result of making a general solicitation for employees or independent contractors.  For the avoidance of doubt the publication of an advertisement shall not constitute solicitation or inducement.

21.12                 Entirety; Amendments.  This Agreement, including any exhibits attached hereto and referenced herein, constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement with respect to the specific subject matter hereof, and no terms, conditions, understandings or agreements purporting to modify or vary the terms thereof shall be binding unless hereafter made in a written instrument referencing this Agreement and signed by each of the Parties.

21.13                 Preamble.  The Preamble and the Background referred to herein form an integral part of this Agreement.

21.14                 Preference.  The terms of this Agreement shall prevail in the event of a conflict between this Agreement and any exhibits or appendices.

[the remainder of this page intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

INSTITUT PASTEUR

By:	/s/ A. Douly
Name:
Title:
Date:	January 7th, 2011

AMSTERDAM MOLECULAR THERAPEUTICS (AMT) BV

By:	/s/ J. Alday
Name:
Title:
Date:	11 01 2011

Exhibit A
Project Plan

Sanfilippo B or mucoplysaccharidosis type IIIB (MPSIIIB) is a lysosomal storage disease for which currently no treatment is available.  The rationale for the present approach is the observation that the phenotype of MPSs can be reversed by enzyme replacement therapy.  In case of Sanfilippo B the disease is caused by an autosomal recessive genetic defect of the lysosomal enzyme -N-acetylglucosaminidase (NaGlu).  It was shown recently in different preclinical models that gene delivery of NaGlu has the potential to cure Sanfilippo B.  The goal of the present project is to produce GMP grade AAV-NaGlu vector in sufficient amounts for clinical trials.  The efficacy and safety of this vector will be tested in different animal models (for efficacy by measuring enzyme activity in MPSIIIB mice, for safety by performing toxicology and biodistribution studies in normal rats and dogs) before it will be applied in a phase I clinical trial.

Responsibilities

The table below outlines the main tasks and the parties responsibility for the delivery of the task.

	Task	AMT responsibility	Institut Pasteur responsibility
1	Process Development	process development	potency testing of the batches
2	Assay Development	AW assays	transgene specific assays, such as activity assays.
3	In vivo tests in mice	—	In vivo testing
	Tox in rats and dogs		In vivo testing
4	MSV/WSV for cGMP batches	MSV/WSV	—
5	cGMP batch production	production	—

Assay to de developed

AAV5-specific assays will be developed by AMT; these will include:

[**]

In addition, AMT will develop a transgene specific Q-PCR.  A basic protocol has been already established at AMT, however, this process needs to be qualified prior to the initiation of the clinical phase I study.

A second Q-PCR will be established in collaboration with a service provider.  This Q.-PCR method will be used by Institut Pasteur in biodistribution studies in rats.

Develop production platform

AMT will develop a robust upstream and downstream process suitable for the production of GMP material.  The progress of the development process will be monitored by Q-PCR (and in vivo studies in mice).  The in vivo studies will measure the transduction efficiency of AAV5-NaGlu, and will be used as potency assay.  Institut Pasteur will be responsible for the in vivo potency assays that will accompany the process development work.  MPSIIIB mice will be used for the study.  The mice will be diagnosed at birth by PCR, they will be used for the study when aged between week [**].  The material from the [**] development batches will be used to perform these studies.  The NaGlu catalytic activity resulting from gene transfer by the AAV5-NaGlu vector will be measured in brain extracts approximately [**] weeks post injection.

AMT has planned to deliver a maximum of [**] development batches during this phase.  The production of the [**] development batch will be done adapting the AAV5-NaGlu production process previously developed at AMT.

The current AAV5 process is based on AMT’s proprietary baculovirus / insect cell platform which will be used to produce the AAV5-NaGlu vector.  The vector will be purified by DNA-ase incubation followed by a chemical lysis step after which cell debris is removed by depth filtration.  The clarified harvest is incubated overnight as a viral inactivation step.  The inactivated material is purified by affinity chromatography and ion-exchange chromatography after which buffer exchange is performed using ultrafiltration/diafiltration (UF/DF).  The intended formulation buffer consists of phosphate buffered saline (PBS) supplemented with [**].  After UF/DF the product is frozen at [**] and samples are analyzed according to a predetermined list of analyses and specification.  The result of the Q-PCR analysis will be used to dilute the product to the target concentration of the finished product.  The product will be filled into [**] vials with a chorobutyl stopper and aluminum cap filled with [**] of finished product.  The closed vials will be stored at [**] for storage until release and use.

Following the delivery of the batch, Institut Pasteur will test the batch in vivo in a mouse model (in vivo potency study).  If needed, further process optimization will be employed for the production of the [**] development batch, which will be again tested as above.  Final process optimization work will result in the production of the [**] development batch, which will be again tested as above.  The process used for the most successful in vivo study (highest NaGlu activity per mg of protein in extracts prepared from the entire injected brain hemisphere) will be employed for the production of the Tox and clinical material.  Purchasing new equipment for optimization of the manufacturing process is not included in the scope of this project.

Project phases

1.                                      Development batches

AMT will deliver maximally [**] development batches which will be performed on a maximum of [**] scale.  The purified product will be tested with a Q-PCR by AMT to determine the strength.  A sample will be shipped to Institut Pasteur for an in vivo test in the mouse model to test its in vivo activity and whether it meets the criteria (to be established) for further product development.  After completion of each batches there will be a formal Go/No Go based on the outcome of the in-vivo test results obtained by Institut Pasteur.  The in vivo tests determine whether the product produced by AMT would be meeting the requirements for a clinical study.  AMT and Institut Pasteur have to define the requirements for successful in vivo activity.

2.                                      Analytical development

AMT will develop some assays for the AAV5-NaGlu vector characterization.  These will include:

[**]

For other assays such as general test for contaminations, sucrose content, bioburden, sterility, infectious particles assay, rcAAV, residual host cell DNA and protein, residual Triton, residual Benzonase it is assumed that no development is needed and this is therefore not included in the scope of this project.

A typical bill of testing for the finished product is listed in the Table below.  Some process related impurities such as residual Benzonase, Triton, infectious baculovirus are tested on the active substance level and safety assays such as adventitious virus agents are tested during the manufacturing process on the bulk harvest prior to addition of Triton.  AMT and Institut Pasteur have to agree on the number of (critical) in process controls for which AMT will make a proposal for discussion.

Tentative Acceptance Criteria - Batch 1

Test parameter	Tentative Acceptance Criteria
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]

[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]

Please note that the above table provides estimate acceptance criteria.  Exact acceptance criteria will need to be discussed and agreed in the project team but with no substantial changes.

3.                                      MSV/WSV production

AMT will produce a GMP compliant Master Seed Virus and Working Seed Virus Bank of at least [**] vials of the baculovirus containing the NaGlu gene cassette.  The MSV and WSV will be tested according to EP requirements and similar to previous virus banks which were qualified by AMT.  The GMP compliant AAV5 and Rep containing MSV and WSV baculoviruses are already available for the production of the NaGlu vector.

4.                                      GMP batch

Because of the small amounts of product that are expected for a clinical phase I study and because it is expected that the AAV5-NaGlu product is stable for a long period of time at conditions of [**] or lower, one [**] cGMP batch will be produced for supply of both the Tox material as well as the clinical material.  In additional to the batch production, the appropriate testing will be done as required.  AMT and Institut Pasteur will have to agree on the final bill of testing for the clinical drug product.  AMT will release the product to Institut Pasteur based on meeting the specifications on the bill of testing.  Acceptance of the batch by Institut Pasteur is done based on AMT release statement.

5.                                      Stability study

AMT will conduct a short stability study on the material used in the Tox study to prove that the product was still stable upon the start of the study.  The clinical batch will also be put on stability for a period of a maximum [**] months and will be periodically tested for stability.  Based on the outcome, the finished product can be given a shelf life of [**] months.

6.                                      Reference standard

AMT will use some material of the GMP batch for the initial reference standard and will qualify the reference standard based on a protocol which will have to be agreed between Institut Pasteur and AMT.

7.                                      Tox and safety studies

Not included in AMT’s project scope.  Tox study will be performed under responsibility of Institut Pasteur.  AMT can contribute advice upon request based on its experience in conducting gene therapy Tox and safety studies

8.                                      Phase l/II clinical study

Not included in AMT’s project scope.  Clinical study and all its related activities (analysis of clinical samples etc.) will be performed under responsibility of Institut Pasteur.  AMT can contribute advice upon request based on its experience in conducting gene therapy clinical trial, for up to [**] hours without charge.

9.                                      Viral clearance / inactivation study

AMT will produce [**] using an identical recipe to the cGMP clinical batch to generate materials for an adventitious viral agents removal study and for a baculovirus removal study.  The [**] study will be outsourced to a qualified contract  laboratory.  In the [**] study one enveloped and one unenveloped model virus will be tested for inactivation and clearance by the process (singular experiment).  AMT will report the first study and will make the reports available for submission of the IMPD or equivalent application for the clinical study by Institut Pasteur.

Regulatory Affairs Strategy

Contacts to AFSSAPS have already been established by Institut Pasteur.  Institut Pasteur will be responsible for the interaction with AFSSAPS.  Institut Pasteur will keep AMT informed about any advice received that relates to manufacturing.

Institut Pasteur is responsible for the orphan drug application.  AMT will contribute information related to product development and manufacturing as part of this project, if any.

QP Release

AMT, as contract manufacturer, will release the manufacturing data as well as the quality control data generated by AMT or AMT’s vendors.  The QP of AMT will provide Institut Pasteur with a certificate stating that production has taken place according to GMP and test results (excluding the potency assay carried out by Institut Pasteur below) comply with the specification.

Institut Pasteur is responsible for the evaluation of the potency assay.  The QP of Institut Pasteur will release the product for clinical use, taking into account the QP release of AMT and the result of the potency assay.

Project Plan - Delivery Dates

[**]

Milestones based on start of practical activities on [**]:

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

Stability study: proposal for criteria for [**] month study at timepoints [**]

Stability acceptance criteria for alipogene tiparvovec

Test parameter	Acceptance Criteria	Method
General tests
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]

[**]	[**]	[**]

Development costs

The estimate costs for development and production of the clinical batch(es) and licensing costs are in euros and are:

	Batch [**]	Batch [**]
Development (including Quality Agreement):
Process development	[**]
Assay development	[**]
Virus removal study	[**]
Stability study	[**]	[**]
Preliminary ref. standard qualification
[**] GMP batch	[**]
Manufacture:
[**] GMP batch	[**]	[**]
IMPD / IB	[**]
Qualification of analytics	[**]	[**]
Overheads on FTE	[**]
Total Cost estimate	[**]	[**]

Discount

AMT recognise the substantial time committed to this project to date by all parties.  In the interests of trying to support this project going forward, AMT is prepared to offer [**] against the costs of each of Batch [**] and Batch [**] above.

Payment Plan

Signature fee	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Additional Services

Additional storage of Batches, or any other Institut Pasteur owned property (Raw Materials, Product, etc) beyond the first [**] month period : €[**] per month per [**] volume (or part thereof)

Provision of documents or other work product (other than the MPR, the Manufacturing Documentation and copies of Batch Disposition Documentation and any other documents or work product expressly required to be delivered under this Agreement) that do not exist as of the date of request or other substantive requests for assistance in compiling any Regulatory Filing : €[**]/hour for AMT staff together with reimbursement of third party expenses as invoiced to AMT.

Additional manufacturing audits : €[**]/hour for AMT staff together with reimbursement of third party expenses as invoiced to AMT.

Exhibit B

AMT’s Standard Formats for its Batch Disposition Documents

The Certificate of Analysis (CoA) shall be substantially in the form set out below:

[the remainder of this page intentionally blank]

controlled document - confidential Certificate of Analysis SMS number: Product: Part number: Batch number: Production stage: Expiry date: Test, Method                                                Specification Result pH, (QC-AIM-0013) Genome copies, (QC-AIM-0009) Endotoxin Osmolality, (QC-AIM-0017) Extractable Volume, (QC-AIM-0037) Color, (QC-AIM-0006) Clarity, (QC-AIM-0042) Sub-visible Particles, (Ph.Eur.2.9.19) Sub-visible Particles, (Ph.Eur.2.9.19) Residual Baculovirus DNA, (QC-AIM-0024) Residual SF+ DNA Residual SF+ Protein Sterility, (SB281) Physical State, (QC-AIM-0006) Capsid Protein composition by microfluidic electrophoresls, (QC-AIM-0031) Protein Purity by micro fluidic electrophoresis, (QC-AIM-0031) Protein impunities by microfluidic electrophoresis, (QC-AIM-0031) Total Proteins, (QC-AIM-0022) Potency, Sucrose by refraction index, (QC-AIM-0008) Ratio full: infectious particles (gc/lp), (calculation) Ratio total: full particies (tp/gc), (QC-AIM-0025) Monomer AAV Particles by DLS, (QC-AIM-0028) Particle aggregate by DLS, (QC-AIM-0028) Remarks : N/a Conclusion : The results comply with the specifications. Authorized signature : Name: AMT BV Visiting address Meibergdreef 61 1105 BA Amsterdam The Netherlands Postal address P.O.Box 22506 1100 DA Amsterdam The Netherlands tel +31 (0)20 566 7394 fax +31 (0)20 566 9272 info@amibiopharma.com www.amibiopharma.com

The Certificate of Release (CoR) shall be substantially in the form set out below:

[the remainder of this page intentionally blank]

Certificate of Release For product for clinical use Product name: Date manufactured: Proper name: Expiry/retest date: Quantity: Storage conditions: Batch number: Manufacturer: AMT Production Site: Meibergdreef 61, 1105 BA Amsterdam, The Netherlands Sponsor: Sponsor Address: Clinical Investigation Site (s): Address: Release tests: : All test results are within approved specifications. : Not all testing specifications have been met. The rationale for use is appended. Certificaron statement: I hereby certify that the above information is authentic and accurate. This batch has been manufactured at the above-mentioned site in full compliance with the EU GMP requirements and the specifications described in module 3 of the Investigational Medicinal Product Dossier (IMPD), date xxx, version x. The batch manufacturing and analytical records were reviewed and found to be in compliance with GMP. AMT is certified by the Dutch Health Authorities (ministerie van VWS), manufacture licence no. 108990F, to manufacture biological products (gene therapeutics) for clinical trial use. Name: A. Vroege Position: Qualified Person Signature: Date: Release statement by Sponsor:

Considering that all requirements of article 9 of EU Directive 2001/20/EC have been fulfilled, I, as representative of the Sponsor, authorize the shipment of this batch of XXXX to the clinical investigation site(s) mentioned above. Name: Position: Signature: Date:

Exhibit C
Quality agreement

To be completed within [**] months after the Effective Date

INSTITUT PASTEUR	(1)

and

AMSTERDAM MOLECULAR THERAPEUTICS (AMT) BV	(2)

AMENDMENT N°1 TO THE DEVELOPMENT
and MANUFACTURING AGREEMENT

THIS AMENDMENT N°1 TO THE DEVELOPMENT AND MANUFACTURING AGREEMENT (this “Amendment”) is effective as of January 7th, 2011 (“Effective Date”).

BY AND BETWEEN

ON THE ONE HAND

(1)           INSTITUT PASTEUR a non profit private foundation organized under the laws of France with offices at 25-28 rue du Docteur Roux, 75 724 Paris Cedex 15, France, VAT FR 65 775 684 897 (“Institut Pasteur”), acting herein in the name and behalf of the Consortium (“Consortium” and each designated individually as “Consortium Member”) which has been organized under an agreement by and between the following members:

L’INSTITUT NATIONAL DE LA SANTE ET DE LA RECHERCHE MEDICALE, Etablissement Public á caractére Scientifique et Technologique, organized under the laws of France, having its principal offices at 101 rue de Tolbiac, 75013 Paris, (“INSERM”),

INSERM TRANSFERT, Société Anonyme, organized under the laws of France, registered under RCS Paris n° 434 033 619 having its principal offices at 7, rue Watt - 75013 Paris, (“INSERM-TRANSFERT”),

L’ECOLE NATIONALE VETERINAIRE ET DE L’AGROALIMENTAIRE ET DE L’ALIMENTATION DE NANTES ATLANTIQUE, centre d’expérimentation sur l’animal en thérapie génique et cellulaire, organized under the laws of France, having its principal offices at Atlanpole - La Chantrerie - 44 307 NANTES, (“ONIRIS”),

INSTITUT PASTEUR a non profit private foundation organized under the laws of France with offices at 25-28 rue du Docteur Roux, 75 724 Paris Cedex 15, France, VAT FR 65 775 684 897 (“INSTITUT PASTEUR”),

L’ASSOCIATION FRANCAISE CONTRE LES MYOPATHIES, L’Association Francaise contre les Myopathies, an association governed by the law of July 1, 1907, reconnue d’utilite pubtique de droit prive, organized and existing under the laws of France, having its principal office at L’lnstitut de Myologie, 47-83 boulevard de L’Hopitat, 75651 Paris Cedex 13, (AFM)

(“the Consortium represented herein by “Institut Pasteur”)]

And

1

ON THE OTHER HAND

(2)           AMSTERDAM MOLECULAR THERAPEUTICS (AMT) BV a company incorporated under the laws of the Netherlands, with offices at P.O.Box 22506 - 1100 DA Amsterdam, The Netherlands, (“AMT”).

(each, a “Party” and together the “Parties”)

BACKGROUND:

(A)          The Parties have signed a Development and Manufacturing Agreement dated January 7th, 2011 (hereinafter the “Agreement”).

(B)          The Parties have identified some points to be clarified in the Agreement.

IT IS NOW AGREED AS FOLLOWS:

1              Modifications

1.1.         The provisions of the Article 4.1 of the Agreement is cancelled and replaced by the following :

“4.1.Quality Agreement. The Quality Agreement shall be agreed and executed within [**] months following the Effective Date and shall specify certain testing, storage, release, cGMP, regulatory and other quality assurance requirements relating to manufacture and shipment of Product by AMT under this Agreement. AMT shall comply with the Quality Agreement at all times in carrying out its obligations under this Agreement. “

1.2.         The Exhibit A of the Agreement is cancelled and replaced by the Exhibit A of this Amendment.

2              Miscellaneous

2.1.         All the other provisions of the Agreement remain unchanged and fully applicable between the Parties.

2.2.         This Amendment is effective retroactively from January 7th, 2011.

2.3.         This Amendment makes integral part of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

2

INSTITUT PASTEUR

By:	/s/ Christophe Mauriet
Name:	Christophe Mauriet
Title:	Senior Executive Vice-President
Date:	04 ADUT 2011

AMSTERDAM MOLECULAR THERAPEUTICS (AMT) BV

By:	/s/ J. Preusling (M. Mare)
Name:	J. Preusling	M Mareli
Title:	Dir. PMI OPS	Dir. HR
Date:	12 Aug 11	12 Aug 11

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Exhibit A
Project Plan

Sanfilippo B or mucoplysaccharidosis type IIIB (MPSIIIB) is a lysosomal storage disease for which currently no treatment is available. The rationale for the present approach is the observation that the phenotype of MPSs can be reversed by enzyme replacement therapy. In case of Sanfilippo B the disease is caused by an autosomal recessive genetic defect of the lysosomal enzyme -N-acetylglucosaminidase (NaGlu). It was shown recently in different preclinical models that gene delivery of NaGlu has the potential to cure Sanfilippo B. The goal of the present project is to produce GMP grade AAV-NaGlu vector in sufficient amounts for clinical trials. The efficacy and safety of this vector will be tested in different animal models (for efficacy by measuring enzyme activity in MPSIIIB mice, for safety by performing toxicology and biodistribution studies in normal rats and dogs) before it will be applied in a phase I clinical trial.

Responsibilities

The table below outlines the main tasks and the parties responsibility for the delivery of the task.

	Task	AMT responsibility	Institut Pasteur responsibility
1	Process Development	process development	potency testing of the batches
2	Assay Development	AW assays	transgene specific assays, such as activity assays.
3	In vivo tests in mice	—	In vivo testing
	Tox in rats and dogs		In vivo testing
4	MSV/WSV for cGMP batches	MSV/WSV	—
5	cGMP batch production	production	—

Assay to de developed

AAV5-specific assays will be developed by AMT; these will include:

[**]

In addition, AMT will develop a transgene specific Q-PCR. A basic protocol has been already established at AMT, however, this process needs to be qualified prior to the initiation of the clinical phase I study.

A second Q-PCR will be established in collaboration with a service provider. This Q.-PCR method will be used by Institut Pasteur in biodistribution studies in rats.

Develop production platform

AMT will develop a robust upstream and downstream process suitable for the production of GMP material. The progress of the development process will be monitored by Q-PCR (and in vivo studies in mice). The in vivo studies will measure the transduction efficiency of AAV5-NaGlu,

4

and will be used as potency assay. Institut Pasteur will be responsible for the in vivo potency assays that will accompany the process development work. MPSIIIB mice will be used for the study. The mice will be diagnosed at birth by PCR, they will be used for the study when aged between week [**]. The material from the [**] development batches will be used to perform these studies. The NaGlu catalytic activity resulting from gene transfer by the AAV5-NaGlu vector will be measured in brain extracts approximately [**] weeks post injection.

AMT has planned to deliver a maximum of [**] development batches during this phase. The production of the [**] development batch will be done adapting the AAV5-NaGlu production process previously developed at AMT.

The current AAV5 process is based on AMT’s proprietary baculovirus / insect cell platform which will be used to produce the AAV5-NaGlu vector. The vector will be purified by DNA-ase incubation followed by a chemical lysis step after which cell debris is removed by depth filtration. The clarified harvest is incubated overnight as a viral inactivation step. The inactivated material is purified by affinity chromatography and ion-exchange chromatography after which buffer exchange is performed using ultrafiltration/diafiltration (UF/DF). The intended formulation buffer consists of phosphate buffered saline (PBS) and [**]. After UF/DF the product is frozen at [**] and samples are analyzed according to a pre-determined list of analyses and specification. The result of the Q-PCR analysis will be used to dilute the product to the target concentration of the finished product. The product will be filled into [**] vials with a chorobutyl stopper and aluminum cap filled with 1.2 mL of finished product. The closed vials will be stored at [**] for storage until release and use.

Following the delivery of the batch, Institut Pasteur will test the batch in vivo in a mouse model (in vivo potency study). If needed, further process optimization will be employed for the production of the [**] development batch, which will be again tested as above. Final process optimization work will result in the production of the [**] development batch, which will be again tested as above. The process used for the most successful in vivo study (highest NaGlu activity per mg of protein in extracts prepared from the entire injected brain hemisphere) will be employed for the Tox studies. The same process will be taken into a GMP environment for the production of clinical material. Purchasing new equipment for optimization of the manufacturing process is not included in the scope of this project.

Project phases

1.              Development batches

AMT will deliver maximally [**] development batches which will be performed on [**] scale. The purified product will be tested with a Q-PCR by AMT to determine the strength. A sample will be shipped to Institut Pasteur for an in vivo test in the mouse model to test its in vivo activity and whether it meets the criteria (to be established) for further product development. After completion of each batches there will be a formal Go/No Go based on the outcome of the in-vivo test results obtained by Institut Pasteur. The in vivo tests determine whether the product produced by AMT would be meeting the requirements for a clinical study. AMT and Institut Pasteur have to define the requirements for successful in

5

vivo activity. Documentation of the development batches is such that they can be used for a tox study by Institut Pasteur. For this tox batch extra release assays are needed.

2.              Analytical development

AMT will develop some assays for the AAV5-NaGlu vector characterization. These will include:

[**]

For other assays such as general test for contaminations, sucrose content, bioburden, sterility, infectious particles assay, rcAAV, residual host cell DNA and protein, residual Triton, residual Benzonase it is assumed that no development is needed and this is therefore not included in the scope of this project.

A typical bill of testing for the finished product is listed in the Table below. Some process related impurities such as residual Benzonase, Triton, infectious baculovirus are tested on the active substance level and safety assays such as adventitious virus agents are tested during the manufacturing process on the bulk harvest prior to addition of Triton. AMT and Institut Pasteur have to agree on the number of (critical) in process controls for which AMT will make a proposal for discussion.

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Tentative Acceptance Criteria - Batch 1

Test parameter	Tentative Acceptance Criteria
General tests and tests for contamination
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

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[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]

[**]	[**]

[**]	[**]

Please note that the above table provides estimate acceptance criteria. Exact acceptance criteria will need to be discussed and agreed in the project team but with no substantial changes.

3.              MSV / WSV production

AMT will produce a GMP compliant Master Seed Virus and Working Seed Virus Bank of at least [**] vials of the baculovirus containing the NaGlu gene cassette. The MSV and WSV will be tested according to EP requirements and similar to previous virus banks which were qualified by AMT. The GMP compliant AAV5 and Rep containing MSV and WSV baculoviruses are already available for the production of the NaGlu vector.

4.              GMP batch

Because of the small amounts of product that are expected for a clinical phase I study and because it is expected that the AAV5-NaGlu product is stable for a long period of time at conditions of [**] or lower, [**] cGMP batch will be produced for supply the clinical material. In additional to the batch production, the appropriate testing will be done as required. AMT and Institut Pasteur will have to agree on the final bill of testing for the clinical drug product. AMT will release the product to Institut Pasteur based on meeting the specifications on the bill of testing. Acceptance of the batch by Institut Pasteur is done based on AMT release statement.

5.              Stability study

AMT will conduct a stability study on the material used in the Tox study to prove that the product was still stable upon the start of the study, and to determine a preliminary shelf life. The clinical batch will also be put on stability for a period of a maximum [**] months and will be periodically tested for stability. Based on the outcome, the finished product can be given a shelf life of [**] months.

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6.              Reference standard

AMT will use some material of the GMP batch for the initial reference standard and will qualify the reference standard based on a protocol which will have to be agreed between Institut Pasteur and AMT.

7.              Tox and safety studies

Not included in AMT’s project scope. Tox study will be performed under responsibility of Institut Pasteur. AMT can contribute advice upon request based on its experience in conducting gene therapy Tox and safety studies.

8.              Phase I/II clinical study

Not included in AMT’s project scope. Clinical study and all its related activities (analysis of clinical samples etc.) will be performed under responsibility of Institut Pasteur. AMT can contribute advice upon request based on its experience in conducting gene therapy clinical trial, for up to [**] hours without charge.

9.              Viral clearance / inactivation study

AMT will produce [**] using an identical recipe to the cGMP clinical batch to generate materials for an adventitious viral agents removal study and for a baculovirus removal study. The [**] study will be outsourced to a qualified contract laboratory. In the [**] study one enveloped and one unenveloped model virus will be tested for inactivation and clearance by the process (singular experiment). AMT will report the first study and will make the reports available for submission of the IMPD or equivalent application for the clinical study by Institut Pasteur.

Regulatory Affairs Strategy

Contacts to AFSSAPS have already been established by Institut Pasteur. Institut Pasteur will be responsible for the interaction with AFSSAPS. institut Pasteur will keep AMT informed about any advice received that relates to manufacturing.

Institut Pasteur is responsible for the orphan drug application. AMT will contribute information related to product development and manufacturing as part of this project, if any.

QP Release

AMT, as contract manufacturer, will release the manufacturing data as well as the quality control data generated by AMT or AMT’s vendors. The QP of AMT will provide Institut Pasteur with a certificate stating that production has taken place according to GMP and test results comply with the specification.

9

Project Plan - Delivery Dates

[**]

Milestones based on start of practical activities on [**]:

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

Stability study: proposal for criteria for [**] month study at timepoints [**]

Stability acceptance criteria

Test parameter	Acceptance Criteria	Method
General tests

[**]	[**]	[**]

[**]	[**]	[**]

[**]	[**]	[**]

[**]

[**]	[**]	[**]

[**]	[**]	[**]

[**]	[**]	[**]

[**]

[**]	[**]	[**]

[**]	[**]	[**]

[**]	[**]	[**]

10

[**]

[**]	[**]	[**]

[**]	[**]	[**]

[**]

[**]	[**]	[**]

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Development costs

The estimate costs for development and production of the clinical batch(es) and licensing costs are in euros and are:

	Batch [**]	[**]	Batch [**]

Development (including Quality Agreement):

Process development	[**]

Assay development	[**]

Virus removal study	[**]

Stability study	[**]	[**]	[**]

Preliminary ref. standard qualification [**] GMP batch	[**]

Release assays [**]		[**]

Manufacture:

[**] GMP batch	[**]		[**]

IMPD / IB	[**]

Qualification of analytics	[**]		[**]

Overheads on FTE	[**]

QP costs		[**]

Total Cost estimate	[**]	[**]	[**]

Discount

AMT recognise the substantial time committed to this project to date by all parties. In the interests of trying to support this project going forward, AT is prepared to offer [**] against the costs of each of Batch [**] and Batch [**] above.

Payment Plan

Signature fee	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

[**]	[**]

Additional Services

Additional storage of Batches, or any other Institut Pasteur owned property (Raw Materials, Product, etc) beyond the first [**] month period : €[**] per month per [**] volume (or part thereof)

Provision of documents or other work product (other than the MPR, the Manufacturing Documentation and copies of Batch Disposition Documentation and any other documents or work product expressly required to be delivered under this Agreement) that do not exist as of the date of

12

request or other substantive requests for assistance in compiling any Regulatory Filing : €[**]/hour for AMT staff together with reimbursement of third party expenses as invoiced to AMT.

Additional manufacturing audits : €[**]/hour for AMT staff together with reimbursement of third party expenses as invoiced to AMT.

13